Exhibit 10.19

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT CYMABAY TREATS AS PRIVATE OR CONFIDENTIAL.

SUBLEASE

AGREEMENT OF SUBLEASE (“Sublease”) dated as of the 1st day of December, 2023 (the “Effective Date”), by and between META PLATFORMS, INC., a Delaware corporation having an office at 1 Hacker Way, Menlo Park, California 94025 (“Sublandlord”), and CYMABAY THERAPEUTICS, INC., a Delaware corporation having an office at 7575 Gateway Blvd., Suite 110, Newark, California 94560 (“Subtenant”).

WHEREAS:

I. Sublandlord leases certain premises (“Premises”) situated in the building commonly known as Ardenwood I-1 located at 7601 Dumbarton Circle, Fremont, California 94555 (the “Building”), pursuant to that certain Lease Agreement, dated as of May 1, 2018 (the “Lease”), as amended by that certain Amendment No. 1 to Lease, dated as of September 17, 2018 (the “First Amendment”) and that certain Amendment No. 2 to Lease, dated as of May 1, 2018 (the “Second Amendment”, together with the First Amendment and Lease hereinafter referred to as the “Overlease”) as the same may be amended from time to time, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended (collectively, “Overlandlord”), as landlord, and Sublandlord, as tenant. A redacted copy of the Overlease is attached hereto as Exhibit A; and

II. Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Premises, comprising approximately 52,416 rentable square feet, as more particularly shown on Exhibit B attached hereto (the “Sublease Premises”), upon the terms and conditions set forth herein. The term “Sublease Premises” as used throughout this Sublease is hereby defined to include the entire Premises as described in the Overlease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

W I T N E S S E T H:

1. Sublease; Term.

A. Upon and subject to the terms, covenants and conditions hereinafter set forth, as of the Commencement Date (as defined below), Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises. This Sublease shall be effective and binding upon Sublandlord and Subtenant as of the Effective Date upon execution by both Sublandlord and Subtenant. The parties hereby stipulate that the Sublease Premises contains 52,416 rentable square feet, and that, notwithstanding anything to the contrary contained in the Overlease (including to the extent the Overlease is incorporated into this Sublease), such square footage amount is not subject to adjustment or remeasurement by Subtenant or Sublandlord at any time during the Term (as defined below).

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B. The term (the “Term”) of this Sublease shall commence on the later of (i) December 1, 2023, (ii) the date that Overlandlord consents in writing to this Sublease and (iii) the date the Sublease Premises are delivered to Subtenant in the condition required herein (the “Commencement Date”). The Term shall expire on the earlier of (a) May 31, 2032 and (b) the termination of Sublandlord’s rights to the Sublease Premises under the Overlease (the “Expiration Date”), unless sooner terminated in accordance with the provisions of this Sublease. Except as otherwise expressly provided herein, if delivery of the Sublease Premises is delayed for any reason, this Sublease shall not be void or voidable (or terminable by Subtenant), the Term of this Sublease shall not be extended, and Sublandlord shall not be liable to Subtenant for any loss or damage resulting from such delay or from the failure of the delivery of possession of the Sublease Premises to occur on any particular date. Notwithstanding the foregoing, provided Overlandlord has consented to this Sublease in writing, if Sublandlord fails to deliver the Sublease Premises to Subtenant [***], following which Sublandlord shall promptly return any prepaid rent and the Letter of Credit (herein defined) and neither party shall have any further obligations under this Sublease excepting those which expressly survive termination. Promptly following the Commencement Date, Sublandlord and Subtenant shall execute a Confirmation of Commencement Date Certificate substantially in the form of Exhibit C attached hereto confirming the Commencement Date (the “Confirmation of Commencement Date Certificate”). If Subtenant fails to sign and deliver the Confirmation of Commencement Date Certificate to Sublandlord within ten (10) business days of its receipt from Sublandlord (unless Subtenant objects to the contents thereof within such ten (10) business day period), Sublandlord shall have the right to issue a second notice, and if Subtenant fails to sign and deliver the Confirmation of Commencement Date Certificate to Sublandlord within three (3) business days of receipt of such second notice from Sublandlord, the Confirmation of Commencement Date Certificate sent by Sublandlord shall be deemed to have correctly set forth the matters addressed in it.

C. Provided (i) Subtenant is not in default under this Sublease beyond any applicable notice and cure period, (ii) Subtenant has delivered to Sublandlord all required certificates of insurance, any prepaid Rent, and the Letter of Credit, and (iii) Overlandlord’s consent has been obtained (the foregoing items (i), (ii) and (iii), the “Early Access Conditions”), Subtenant shall be permitted to enter the Sublease Premises for the sole purpose of, subject to the terms and conditions of this Sublease, preparing the Sublease Premises for Subtenant’s occupancy and making improvements and installations (but not for occupancy) during the Early Access Period in accordance with the terms hereof. The “Early Access Period” shall commence on the date that Sublandlord delivers the Sublease Premises to Subtenant following the date that all three (3) Early Access Conditions and shall continue until the Commencement Date. Such early entry by Subtenant shall be subject to all of the terms and conditions of this Sublease other than Rent (as defined below), provided that Subtenant shall reimburse Sublandlord for any out-of-pocket electricity, water, and HVAC expenses in connection with Subtenant’s use of the Premises during the Early Access Period.

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2. Annual Fixed Rent and Additional Rent.

A. Subtenant covenants and agrees that, from and after the date that is thirteen (13) months after the Commencement Date (the “Rent Commencement Date”) and through and including the Expiration Date, Subtenant shall pay to Sublandlord fixed rent (“Fixed Rent”) at the rates set forth on Schedule 1. Fixed Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term, without any deduction, offset, abatement, defense and/or counterclaim whatsoever, except as otherwise expressly set forth in this Sublease. Simultaneously with the execution and delivery of this Sublease, Subtenant shall pay the sum of Fifty Five Thousand Three Hundred Sixty-Two and 50/100 Dollars ($55,362.50), which shall be applied to the first full monthly installment of Fixed Rent due on the Rent Commencement Date (i.e., Month 14). The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term, if any, shall be prorated (based on the actual number of days in the month). If the Rent Commencement Date occurs on a date other than the first day of a calendar month, then on the Rent Commencement Date, Subtenant shall pay to Sublandlord the monthly installment of Fixed Rent for such partial month on a pro rata basis (based on the actual number of days in the commencement month). Subtenant’s obligations to pay all other charges due pursuant to this Sublease shall commence on the Commencement Date.

B. In addition to the Fixed Rent payable hereunder, Subtenant covenants to pay to Sublandlord, for periods occurring wholly or in part within the Term, as additional rent (“Additional Rent”), without any deduction, offset, abatement, defense and/or counterclaim whatsoever, except as otherwise expressly set forth in this Sublease, (i) Subtenant’s Share of Sublease Operating Expenses (as defined and in accordance with the terms set forth in Paragraph 4 below), (ii) all amounts that are required to be paid to Overlandlord pursuant to the Overlease (other than the basic rent under the Overlease) with respect to the Sublease Premises, as calculated and payable in the manner provided for in the Overlease, including, but not limited to the Management Fee described in Paragraph 4E of the Overlease and (iii) within thirty (30) days of written demand from Sublandlord, after Sublandlord’s delivery of a written invoice therefor, all amounts payable with respect to any utilities furnished to the Sublease Premises and that are paid by Sublandlord (if any such amounts are not sub-metered, they will be reasonably allocated by Sublandlord). The parties agree that the Sublease Premises comprise one hundred percent (100%) of the Premises.

C. In the event that Subtenant fails to make timely payment to Sublandlord of any installment of Fixed Rent or Additional Rent, Subtenant shall pay to Sublandlord, as Additional Rent, a late fee equal to three percent (3%) of the late payment and interest at the same rate and in the same manner as provided in Paragraph 18 of the Overlease with respect to the late payment of Rent (as defined below). Notwithstanding the foregoing, on the first occasion during any calendar year that any installment of Fixed Rent or Additional Rent is not timely paid when due hereunder, no late fee or interest will be assessed until Sublandlord has delivered a notice regarding such late installment to Subtenant and Subtenant has failed to cure the same within three (3) business days of such notice.

D. All payments of (i) Fixed Rent and Additional Rent (with Fixed Rent and Additional Rent being collectively referred to herein as “Rent”) shall be made by wire transfer of immediately available federal funds as directed by Sublandlord (or as otherwise directed by

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Sublandlord in writing) and (ii) in the case of all other sums, either by wire transfer as aforesaid or as otherwise directed by Sublandlord in writing. Notwithstanding the foregoing, to the extent Overlandlord requires that Subtenant make payment of Rent directly to Overlandlord as a condition of granting Overlandlord’s consent hereto, then with respect to any such payments, Subtenant shall make payment of Rent to Overlandlord in the form and method required by Overlandlord. Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

E. In the event that any sums are due under the Overlease with respect to any period that precedes the Commencement Date or follows the Expiration Date, Subtenant’s obligations hereunder on account of such sums shall be appropriately prorated.

F. Notwithstanding anything to the contrary contained in this Sublease, all sums of money, other than Fixed Rent, as shall become due and payable by Subtenant to Sublandlord under this Sublease shall be deemed to be Additional Rent, and Sublandlord shall have the same rights and remedies in the event of non-payment of Additional Rent as are available to Sublandlord for the non-payment of Fixed Rent.

G. Subtenant shall have the right to pay all rent and other sums owing by Subtenant to Sublandlord hereunder for those items that also are owed by Sublandlord to Overlandlord under the Overlease directly to Overlandlord, provided (a) Subtenant has reasonable written evidence that Sublandlord has failed to make any payment required to be made by Sublandlord to Overlandlord under the Overlease and Sublandlord fails to provide adequate proof of payment within ten (10) business days after Subtenant’s written demand requesting such proof; and (b) Subtenant has demanded, in writing, that Sublandlord confirm within ten (10) business days following such demand that such amounts are under dispute between Sublandlord and Overlandlord and Sublandlord has failed to confirm that such amounts are under dispute. Subtenant shall provide to Sublandlord concurrently with any payment to Overlandlord reasonable evidence of such payment. Any sums paid directly by Subtenant to Overlandlord in accordance with this paragraph shall be credited toward the amounts payable by Subtenant to Sublandlord under this Sublease. In the event Subtenant tenders payment directly to Overlandlord in accordance with this paragraph and Overlandlord refuses to accept such payment, Subtenant shall have the right to deposit such funds in an account with a national bank for the benefit of Overlandlord and Sublandlord, and the deposit of said funds in such account shall discharge Subtenant’s obligation under this Sublease to make the payment in question.

3. Use of the Sublease Premises.

Subtenant shall use the Sublease Premises exclusively for the uses described in Paragraph 1A of the Overlease and for no other purpose and further covenants not to use the Sublease Premises in any manner that will result in a violation of the Overlease.

4. Maintenance of the Exterior Improvements on the Parcel; Sublease Operating Expenses.

A. During the Sublease Term, notwithstanding Section 9.C of the Overlease, Sublandlord shall maintain, repair and replace as needed the Common Areas of the Parcel (as

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defined in the Overlease) and perform all of the obligations of “Tenant” under Section 9.C of the Overlease, subject to Subtenant’s reimbursement of Subtenant’s Share of Sublease Operating Expenses as set forth in Paragraph 4.B below. Subtenant acknowledges that Sublandlord, in its sole discretion, shall have the right to enter onto the Common Areas of the Parcel for any reason at any time without advance notice to Subtenant, and that Sublandlord may from time to time: (i) change the shape, size, location, number and/or extent of any Common Areas of the Parcel, (ii) modify, eliminate and/or add to the Common Areas of the Parcel and/or make any other changes thereto affecting the same or (iii) make any other changes, additions and/or deletions in any way affecting the Common Areas of the Parcel and/or any portion thereof as Sublandlord may elect from time to time; provided such changes or modifications do not materially and adversely affect Subtenant’s use or access to the Sublease Premises. Subtenant acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities in connection therewith are to be expected during the course of such construction and Subtenant shall have no right to seek damages (including without limitation abatement of Rent) or to cancel or terminate this Sublease because of any proposed changes, expansion, renovation or reconfiguration of the Common Areas of the Parcel, nor shall Subtenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Sublandlord shall use commercially reasonable efforts to minimize interference with Subtenant’s business operations at the Sublease Premises during Sublandlord’s exercise of the rights set forth herein.

B. Subtenant’s share of (i) Parcel Operating Expenses (defined below) is one hundred percent (100%) (“Parcel Share”), (ii) Parking Operating Expenses (defined below) is ninety percent (90%) (“Parking Share”) and (iii) Campus Operating Expenses (defined below) is six and 86/100 percent (6.86%) (“Campus Share”, collectively with the Parcel Share and Parking Share, “Subtenant’s Share”). Subtenant covenants to pay to Sublandlord, commencing on the Commencement Date and continuing through the Term, as Additional Rent, without any deduction, offset, abatement, defense and/or counterclaim whatsoever, except as otherwise expressly set forth in this Sublease, Subtenant’s Share of Sublease Operating Expenses. On or before the Commencement Date and before the beginning of each calendar year thereafter during the Term, Sublandlord shall deliver to Subtenant a written estimate (reasonably detailed and on a line-item basis) of Sublease Operating Expenses for the succeeding calendar year during the Term (“Annual Estimate”), which may be revised by Sublandlord once per calendar year. Commencing on the Commencement Date, and on the first day of each month thereafter, Subtenant shall pay Sublandlord an amount equal to one-twelfth (1/12th) of the Sublease Operating Expenses as set forth in the applicable Annual Estimate. Payments for any fractional calendar month shall be prorated. The term “Parcel Operating Expenses” means all actual, out-of-pocket third-party costs and expenses of any kind or description whatsoever incurred or accrued by Sublandlord with respect to the Common Areas of the Parcel (excluding Parking Operating Expenses), including, without limitation, Additional Rent (as defined in the Overlease) and rent under the Overlease applicable to the Common Areas of the Parcel. The term “Campus Operating Expenses” means all actual, out-of-pocket third-party costs and expenses of any kind or description whatsoever incurred or accrued by Sublandlord with respect to the areas of the Project (defined in the Overlease) operated by Sublandlord (or Sublandlord’s affiliates) and which benefit the Parcel (“Campus Common Areas”) including, without limitation, any costs incurred in connection with Sublandlord’s obligations under the Stormwater Agreement. Campus Operating Expenses will not include any expenses for services or amenities which do not benefit the Parcel or Subtenant (including, but not limited to, landscaping located on other parcels of the Project). The term

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“Parking Operating Expenses” means all actual, out-of-pocket third-party costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Sublandlord with respect to the parking located on the Parcel. The term “Sublease Operating Expenses” means Parcel Common Area Operating Expenses, Parking Operating Expenses and Campus Common Area Operating Expenses.

C. Within one hundred twenty (120) days after the end of each calendar year (or such longer period as may be reasonably required by Sublandlord), Sublandlord shall furnish to Subtenant a statement (an “Annual Statement”) showing in reasonable detail (a) the total actual Sublease Operating Expenses for the previous calendar year, and (b) the total of Subtenant’s payments with respect to the estimated Sublease Operating Expenses for such year. If the actual Sublease Operating Expenses for such year exceed Subtenant’s payments of estimated Sublease Operating Expenses for such year, the excess shall be due and payable by Subtenant as Additional Rent within thirty (30) days after delivery of such Annual Statement to Subtenant. If Subtenant’s payments of Sublease Operating Expenses for such year exceed Subtenant’s Share of the estimated Sublease Operating Expenses according to the Annual Estimate for said year, Sublandlord shall pay the excess to Subtenant or credit the same against Rent, except that after the expiration or earlier termination of the Term or if Subtenant is delinquent in its obligation to pay Rent, Sublandlord shall pay the excess to Subtenant only after deducting all other amounts due Sublandlord.

An Annual Statement shall be final and binding upon Subtenant (except that any such statement that may contain material misrepresentations shall not be binding and conclusive on Subtenant) unless Subtenant, within sixty (60) days after Subtenant’s receipt thereof, shall contest any item therein by giving written notice to Sublandlord, specifying each item contested and the reason therefor. If, during such sixty (60)-day period, Subtenant reasonably and in good faith questions or contests the accuracy of the Annual Statement, Sublandlord will provide Subtenant with access to Sublandlord’s books and records relating to the operation of the Sublease Premises and such information as Sublandlord reasonably determines to be responsive to Subtenant’s questions (the “Expense Information”). If after Subtenant’s review of such Expense Information, Sublandlord and Subtenant cannot agree upon the amount of the Sublease Operating Expenses, then Subtenant shall have the right, at Subtenant’s sole cost and expense, to have a regionally or nationally recognized independent public accounting firm selected by Subtenant and approved by Sublandlord, working pursuant to a fee arrangement other than a contingent fee, audit and/or review the Expense Information for the year in question (the “Independent Review”). If the Independent Review shows that the payments actually made by Subtenant with respect to the Sublease Operating Expenses for the calendar year in question exceeded the Sublease Operating Expenses for such calendar year, Sublandlord shall at Sublandlord’s option either (1) credit the excess amount to the next succeeding installments of Rent or (2) pay the excess to Subtenant, except that after the expiration or earlier termination of this Sublease or if Subtenant is delinquent in its obligation to pay Rent, Sublandlord shall pay the excess to Subtenant after deducting all other amounts due Sublandlord. If the Independent Review shows that Subtenant’s payments with respect to Sublease Operating Expenses for such calendar year were less than the Sublease Operating Expenses for the calendar year, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of such statement. Any Independent Review that discloses a discrepancy of more than three percent (3%) in the annual Sublease Operating Expenses shall be at Sublandlord’s expense and Sublandlord shall reimburse Subtenant for such cost (including

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reasonable attorneys’ fees) within thirty (30) days of the result of the Independent Review. In the event Sublandlord shall fail to invoice Subtenant for any Additional Rent pursuant to this section within eighteen (18) months (except for any tax reassessments, which shall not be subject to such limitation), then Sublandlord shall be deemed to have waived its right to collect such Additional Rent. In addition, in the event that Sublandlord shall fail to invoice Subtenant for any Additional Rent pursuant to this section within one (1) year following the expiration or termination of the term of this Sublease (except for any tax reassessments, which shall not be subject to such limitation), then Sublandlord shall be deemed to have waived its right to collect such Additional Rent.

D. Notwithstanding the foregoing, Sublandlord shall have the right to deliver to Subtenant any statement of account or reconciliation delivered to Sublandlord by Overlandlord, promptly following Sublandlord’s receipt thereof (which Subtenant acknowledges that Overlandlord may deliver quarterly or annually, at Overlandlord’s option). Following receipt thereof, the Additional Rent shall be adjusted as set forth in the Overlease, and Subtenant shall pay any amounts set forth thereon (to the extent Subtenant is responsible for the same hereunder) within the periods set forth in the Overlease.

5. Incorporation of Overlease Terms.

A. All capitalized and other terms not otherwise defined herein shall have the meanings ascribed to them in the Overlease unless the context clearly requires otherwise.

B. In addition to the obligations of Subtenant under the terms of this Sublease as set forth in the other Paragraphs of this Sublease (and except as otherwise expressly provided to the contrary in this Sublease), Subtenant shall also have and perform for the benefit of Sublandlord all obligations of the “Tenant” as are set forth in the Overlease, which are hereby incorporated into this Sublease as though set forth herein in full, substituting “Subtenant” wherever the term “Tenant” appears, and “Sublandlord” wherever the term “Landlord” appears; provided, however, that Subtenant’s obligations under the Overlease shall be limited to the extent of the Sublease Premises and for the duration of the Term. As between Sublandlord and Subtenant, in the event of a conflict between the terms of this Sublease and the terms of the Overlease, the terms of this Sublease shall control.

C. Any non-liability, release, waiver, indemnity or hold harmless provision in the Overlease for the benefit of Overlandlord that is incorporated herein by reference shall be deemed to inure to the benefit of Sublandlord, Overlandlord and any other person intended to be benefited by said provision. Any right of Overlandlord under the Overlease of access or inspection and any right of Overlandlord under the Overlease with respect to rules and regulations, which are incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Overlandlord and any other person intended to be benefited by said provision. In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, Sublandlord’s consent shall also be required hereunder.

D. The benefit of all repairs, restoration, legal compliance and services to be provided to the Sublease Premises by Overlandlord shall accrue to Subtenant. Subtenant recognizes that except as otherwise expressly provided to the contrary in this Sublease,

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Sublandlord shall not be required to render any of the services or utilities; to make or perform repairs, maintenance, replacements, restorations, alterations, additions or improvements; to provide any of the insurance; or to perform any of the obligations required of Overlandlord by the terms of the Overlease. Sublandlord shall have no liability to Subtenant by reason of the default of Overlandlord under the Overlease, and no such default shall excuse Subtenant from the performance or observance of any obligation of Subtenant under this Sublease or entitle Subtenant to terminate this Sublease. Subject to Subparagraph 5(E) below, Sublandlord shall use good faith commercially reasonable efforts to obtain the performance and diligent prosecution of such performance by Overlandlord of Overlandlord’s obligations under the Overlease. Subtenant acknowledges that the failure of Overlandlord to provide any services or comply with any obligations under the Overlease shall not entitle Subtenant to any abatement or reduction in Rent payable hereunder, except to the extent that Sublandlord actually receives a rent abatement with respect to the Sublease Premises pursuant to the Overlease.

E. Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Overlandlord under the Overlease of the corresponding covenant of the Overlease (unless due to Sublandlord’s default under the Overlease), and Sublandlord’s obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. Under no circumstances will Sublandlord have any obligation to commence any legal, arbitration or audit proceedings against Overlandlord; utilize any self-help rights; or make any payment of money or other consideration other than as expressly required of Sublandlord under the Overlease.

F. In connection with the incorporation by reference of notice and other time limit provisions of the Overlease into this Sublease (and except with respect to actions to be taken by Subtenant for which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease), the time limits provided in the Overlease for (i) the giving or making of any notice by the tenant thereunder to Overlandlord, the holder of any mortgage, the lessor under any ground or underlying lease, or any other party, (ii) the performance of any act, condition or covenant or the curing of any default by the tenant thereunder or (iii) the exercise of any right, remedy or option by the tenant thereunder are changed for the purposes of this Sublease to be the following (provided that in no event shall the foregoing operate to reduce any period to less than three (3) business days, except that Subtenant shall be obligated to provide Sublandlord notice of any emergency affecting the Sublease Premises promptly upon the occurrence thereof): (a) for all periods of longer than sixty (60) days, to be thirty (30) days shorter than the corresponding period applicable to “Tenant” under the Overlease (so that Sublandlord shall always have at least thirty (30) days within which to give its own notice or performance to Overlandlord), (b) for all periods of less than sixty-one (61) days but longer than fourteen (14) days, to be ten (10) days shorter than the corresponding period applicable to “Tenant” under the Overlease (so that Sublandlord shall always have at least ten (10) days within which to give its own notice or performance to Overlandlord), and (c) for all periods less than fifteen (15) days, to be three (3) days shorter than the corresponding period applicable to “Tenant” under the Overlease (so that Sublandlord shall always have at least three (3) days within which to give its own notice or performance to Overlandlord). Further, wherever any period for notice from “Landlord” to “Tenant” is specified under the Overlease, Sublandlord shall similarly have an additional period of at least seven (7) days within which to give notice to Subtenant under this Sublease.

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G. Except as set forth in Paragraph 5(H) below, all of the terms, conditions and provisions contained in the Overlease are incorporated herein as terms and conditions of this Sublease. For purposes of incorporation herein, the terms of the Overlease are subject to the following additional modifications:

1. Wherever the Overlease refers to “Landlord”, such references for purposes hereof shall be deemed to refer to Sublandlord.

2. Wherever the Overlease refers to “Tenant”, such references for purposes hereof shall be deemed to refer to Subtenant.

3. Wherever the Overlease refers to the “Premises”, such references for the purposes hereof shall be deemed to refer to the Sublease Premises.

4. Wherever the Overlease refers to the “Lease”, such references for the purposes hereof shall be deemed to refer to this Sublease.

5. Wherever the Overlease refers to the “Lease Term”, such references for the purposes hereof shall be deemed to refer to the Term.

6. Wherever the Overlease refers to the “Basic Rent” such references for the purposes hereof shall be deemed to refer to the Fixed Rent.

7. Wherever the Overlease refers to the “Additional Rent”, such references for the purposes hereof shall be deemed to refer to the Additional Rent hereunder.

8. Wherever the Overlease refers to the “Scheduled Lease Expiration Date”, the “Lease Termination Date” or the “Revised Lease Termination Date”, such references for the purposes hereof shall be deemed to refer to the Expiration Date hereunder.

9. Wherever the Overlease refers to a notice, demand, statement, consent, approval or request, or any other communication between the parties thereto, such references for the purposes hereof shall be deemed to refer to a notice described in Subparagraph 11.A of this Sublease.

10. Wherever the Overlease refers to an obligation commencing on the “Fixed Lease Commencement Date” or “Lease Commencement Date”, such obligation shall be deemed to commence on the Commencement Date of this Sublease (unless otherwise stated herein).

11. Wherever the Overlease refers to “CC&Rs”, such references for the purposes hereof shall be deemed to include the terms of that certain Stormwater Agreement.

12. Wherever there is a requirement to pay the costs and expenses of “Landlord,” in connection with (a) approval of plans or drawings or (b) assignment or subleasing, such references for the purposes hereof shall be deemed to refer to Overlandlord only (excepting any reference to attorney’s fees or expenses in the event of a dispute).

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13. Wherever the Overlease refers to work to be performed by Overlandlord, such obligations to perform work shall not be incorporated as to Sublandlord, and Sublandlord’s only obligation hereunder in connection with such work shall be to use commercially reasonable efforts to enforce its rights under the Overlease in relation thereto.

14. Subject to Section 6.B hereof, Sublandlord’s sole obligations to Subtenant in connection with Paragraphs 24 and 25 of the Overlease shall be to use commercially reasonable efforts to enforce Sublandlord’s rights as Tenant thereunder. In the event that Subtenant is entitled to receive an abatement of rent under the Overlease pursuant to Paragraph 24 or Paragraph 25 of the Overlease, the Rent due hereunder shall be proportionally abated.

H. Notwithstanding anything in this Sublease to the contrary, the following provisions of the Overlease shall not be incorporated in this Sublease by reference: the word “exclusive” from the 3rd recital, Paragraph 2, Paragraph 3, Paragraph 4A, Paragraph 4B, the 8th through 12th sentences of the first full paragraph following subclause (d) of Paragraph 4D, Paragraph 4F, Paragraph 4G, the 1st sentence of Paragraph 5, Paragraph 6A, Paragraph 8(H),the second clause of the 7th sentence of Paragraph 11A, the statement in Paragraph 19A which states “in no event shall Landlord consent to a sub-Sublease”; Paragraph 19C; Paragraph 20, Paragraph 27, Paragraph 28, Paragraph 34, the last paragraph of Paragraph 39, Paragraph 42F, Paragraph 42G excluding the last sentence thereof, Paragraph 43, Paragraph 45, Paragraph 46(F), Paragraph 46(G), Paragraph 46(N), Exhibit E; the First Amendment; Paragraph 1, Paragraphs 3-6, Paragraph 8, and Paragraph 9of the Second Amendment; any and all references to the “Facebook Leases”.

I. Notwithstanding anything in this Sublease to the contrary, references in the following provisions of the Overlease, as incorporated into this Sublease, to “Landlord” shall mean “Overlandlord” only: Paragraph 8D, Paragraph 9B, the first paragraph of Paragraph 15, Paragraph 19A(iv), and Paragraph 30.

J. Sublandlord represents that, as of the date hereof, (i) the Overlease annexed hereto as Exhibit A and made a part hereof is a true and complete copy of the Overlease, except as to certain redacted or intentionally omitted provisions, which provisions are expressly made inapplicable to Subtenant and the Sublease Premises; (ii) the Overlease is in full force and effect and unmodified except as provided herein; (iii) To Sublandlord’s knowledge, there are no defaults by Sublandlord beyond applicable notice and cure periods under the Overlease and Sublandlord has not received any notices of default by Sublandlord from Overlandlord that remain uncured; (iv) to Sublandlord’s knowledge, there are no defaults by Overlandlord beyond applicable notice and cure periods under the Overlease; (v) Sublandlord has not received written notice of any material noncompliance with applicable laws and codes affecting the Premises; (v) to the best knowledge of Sublandlord, no Hazardous Materials are present in or about the Sublease Premises and no action, proceeding, or claim is pending or threatened concerning any Hazardous Materials or pursuant to any laws. Notwithstanding anything to the contrary contained herein, Sublandlord hereby agrees and acknowledges that Subtenant shall have no liability, whether by way or monetary or restorative action, to cure any violations of or comply with any applicable laws in

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connection with Hazardous Materials that were not in compliance as of the Sublease Commencement Date (except to the extent exacerbated by Subtenant or except to the extent any enforcement is triggered by Subtenant’s alterations or Subtenant’s particular manner of use of the Sublease Premises). Notwithstanding anything contained in this Sublease or the incorporated provisions of the Overlease, Subtenant shall have no liability or responsibility with respect to any Hazardous Materials existing at the Sublease Premises as of the Effective Date or any Hazardous Materials to the extent that Sublandlord or Sublandlord’s agents, employees, contractors, vendors or invitees introduced the same to the Sublease Premises.

6. Sublease Subject to Overlease.

A. Except as specifically provided to the contrary in this Sublease, this Sublease is expressly made subject and subordinate to all the terms and conditions of the Overlease and to all items and matters to which the Overlease is subject and subordinate. Subtenant covenants that Subtenant shall not do any act, matter or thing that will be, result in or constitute a violation or breach of or a default under the Overlease; it being expressly agreed by Subtenant that any such violation, breach or default shall constitute a breach by Subtenant of a substantial obligation under this Sublease. Subtenant hereby agrees that Subtenant shall defend, indemnify and hold Sublandlord harmless from and against all claims (including claims by Overlandlord), liabilities, penalties and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with any default (beyond any applicable notice and cure period) by Subtenant in Subtenant’s performance of those terms, covenants and conditions of the Overlease that are applicable to Subtenant, as stated above; provided, however, that such indemnifications shall not extend to any claims, liabilities, penalties or expenses to the extent arising out of Sublandlord’s negligence or willful misconduct or breach or default of this Sublease by Sublandlord. All amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be Additional Rent hereunder and shall be payable upon demand. Sublandlord hereby agrees that Sublandlord shall defend, indemnify and hold Subtenant harmless from and against all claims (including claims by Overlandlord), liabilities, penalties and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with any default (beyond any applicable notice and cure period) by Sublandlord in Sublandlord’s performance of those terms, covenants and conditions of the Overlease that are applicable to Sublandlord (as modified herein), as stated above; provided, however, that such indemnifications shall not extend to any claims, liabilities, penalties or expenses to the extent arising out of Subtenant’s negligence or willful misconduct or breach or default of this Sublease.

B. Provided that Subtenant is not in default hereunder beyond any applicable notice and cure period, and notwithstanding Section 7.C. of Overlandlord’s Consent (defined below), Sublandlord agrees not to cause any breach or default by Sublandlord under the Overlease that remains uncured beyond applicable cure periods, or consent to amend, modify or terminate the Overlease in any way that would (i) have a material adverse effect on Subtenant, (ii) materially increase Subtenant’s obligations hereunder, shorten the term hereof or materially decrease Subtenant’s rights with respect to the Sublease Premises or (iii) otherwise have a material adverse effect on Subtenant’s rights or obligations hereunder or permit this Sublease to be canceled or terminated, without Subtenant’s prior written consent (each, a “Prohibited Termination or Amendment”), provided that Sublandlord may, without the consent of Subtenant, terminate the Overlease provided that Overlandlord permits Subtenant to attorn to Overlandlord directly on the

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terms and conditions of this Sublease without any shortening of the term of this Sublease. If the Overlease is terminated for any reason, this Sublease shall be deemed terminated effective as of the date of the termination of the Overlease (and any provisions of this Sublease that survive the termination hereof shall survive). For the avoidance of doubt, a termination of the Overlease as a result of the default by Sublandlord thereunder (including, but not limited to, pursuant to Section 45 of the Overlease) shall terminate this Sublease and shall be a Prohibited Termination or Amendment. A Prohibited Termination or Amendment shall be deemed a material default of Sublandlord hereunder and entitle Subtenant to make a claim for damages to the extent otherwise permitted hereunder, which damages may include, without limitation (a) any holdover rent assessed by Overlandlord pursuant to the Overlease, (b) the difference between the rent due hereunder and rent due under the Overlease or under any replacement lease (applicable to the period from the date of termination of this Sublease to the scheduled expiration date of this Sublease), and (c) the out-pocket cost to Subtenant of constructing tenant improvements in a new location, to the extent amortized over the period from the date of termination of this Sublease to the scheduled expiration date of this Sublease, provided in each event that Subtenant shall (other than with respect to a Prohibited Termination or Amendment) use commercially reasonable efforts to mitigate damages).

7. Assignment and Subletting.

A. Subtenant, on its own behalf and on behalf of its heirs, distributees, executives, administrators, legal representatives, successors and assigns, covenants and agrees that Subtenant shall not, by operation of law or otherwise, (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in this Sublease, in whole or in part, (ii) sublet, or permit the subletting of, the Sublease Premises or any part thereof or (iii) permit the Sublease Premises or any part thereof to be occupied or used for desk space or for mailing privileges or otherwise, in each case, by, to or with any person or entity other than Subtenant without complying with the provisions of Paragraph 19 of the Overlease and obtaining the prior written consent of (1) Sublandlord, which shall not be unreasonably withheld, conditioned or delayed provided Subtenant is not in default hereunder beyond any applicable notice and cure periods and Overlandlord shall have provided its consent, and (2) Overlandlord, to be granted or withheld in accordance with Paragraph 19 of the Overlease as incorporated herein. Without limiting the foregoing, Sublandlord shall have the same rights and options available to it under this Sublease that Overlandlord has under Paragraph 19 of the Overlease. For the avoidance of doubt the parties agree that Sublandlord (and Overlandlord) are required to provide consent to an assignment resulting from a Permitted Transfer if the requirements of Section 19.E(i)(a) and (c) (excluding (b)) of the Overlease are met, as described in Overlandlord’s Consent. Any violation of the provisions of this Paragraph 7 by Subtenant shall constitute a default under this Sublease.

B. Subtenant shall reimburse Sublandlord as Additional Rent for all actual, reasonable out-of-pocket costs (including, without limitation, all reasonable legal fees and disbursements, as well as the costs of making investigations as to the acceptability of the proposed assignee or subtenant and any and all costs payable by Sublandlord to Overlandlord) incurred by Sublandlord in connection with a request by Subtenant that Sublandlord and/or Overlandlord consent to any proposed assignment or sublease.

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C. Any attempted assignment or subletting made contrary to the provisions of this Paragraph 7 shall be null and void. Notwithstanding any assignment or subletting, Subtenant shall remain fully liable for the payment of Rent due and to become due hereunder and the performance of all of Subtenant’s other obligations under this Sublease. In no event will Subtenant have any right to sub-sublease the Sublease Premises or assign this Sublease if any default has occurred hereunder and remains uncured. No consent by Sublandlord or Overlandlord to any assignment or subletting shall in any manner be considered to relieve Subtenant from obtaining Sublandlord’s and Overlandlord’s express written consent to any further assignment or subletting. The provisions of this Paragraph 7 shall apply to each and every assignment or sublease that Subtenant proposes to enter into during the Term. For the purposes of this Paragraph 7, “sublettings” shall be deemed to include all sub-sublettings as well as sublettings.

8. Insurance.

A. Subtenant shall, at its own cost and expense, obtain, maintain and keep in force, from and after the Effective Date, for the benefit of Sublandlord, Overlandlord and such other parties as are named in the Overlease, all insurance that “Tenant” is required to maintain pursuant to the Overlease with respect to the Sublease Premises and/or the common areas.

B. Sublandlord, Overlandlord and such other parties as are required to be named pursuant to the Overlease shall be named as additional insureds in said policies and shall be protected against all liability occasioned by an occurrence insured against. All of said policies shall satisfy all requirements set forth in the Overlease. Subtenant shall deliver to Sublandlord certificates of insurance evidencing compliance with the requirements hereof prior to the Commencement Date and thereafter upon Sublandlord’s request. Subtenant will furnish to Sublandlord, prior to expiration of any policy of insurance required to be carried hereunder a new certificate evidencing continued coverage in compliance with the requirements hereof.

C. Subtenant shall pay all premiums and charges for all of said policies, and, if Subtenant shall fail to make any payment when due or carry any such policy, Sublandlord may, upon two (2) business days’ notice to Subtenant, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Sublandlord, with interest thereon at the maximum legal rate of interest from the date of such payment or the issuance of such policy, shall be repaid to Sublandlord by Subtenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Sublandlord of any such premium, or the carrying by Sublandlord of any such policy, shall not be deemed to waive or release the default of Subtenant with respect thereto.

D. Subtenant’s insurance required hereunder shall be primary to the insurance of Sublandlord in all respects. Subtenant shall cause its insurer to issue any endorsements required to cause such insurance to be primary to that of Sublandlord.

E. Sublandlord and Subtenant waive and release each other, and the agents, employees and contractors of each other, for any loss or damage sustained to each other to the extent such claims are covered by insurance policies in place under this Sublease (or to the extent such claims would have been covered by an insurance policy which the waiving party was required to obtain and maintain hereunder but did not obtain or maintain). Each party waives the right of

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subrogation as to the other as to damages to the extent such claims are covered by insurance (or to the extent such claims would have been covered by an insurance policy which the waiving party was required to obtain and maintain hereunder but did not obtain or maintain, and both Sublandlord and Subtenant shall each cause its property insurance policy to contain a waiver of subrogation clause as to the other as to damages and as otherwise required by the Overlease.

F. Subtenant acknowledges and agrees that security devices and services at the Building, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Sublandlord is not providing any security services with respect to the Sublease Premises. Subtenant agrees that Sublandlord shall not be liable to Subtenant for, and Subtenant waives any claim against Sublandlord with respect to, any loss by theft or any other damage suffered or incurred by Subtenant in connection with any unauthorized entry into the Sublease Premises or any other breach of security with respect to the Sublease Premises, except to the extent (i) caused by the conduct of Sublandlord, its agents or employees and (ii) as a result thereof, insurance coverage is not available. Subtenant shall be solely responsible for the personal safety of Subtenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Sublease Premises and/or the Building. Subtenant may, at Subtenant’s cost, obtain insurance coverage to the extent Subtenant desires protection against such criminal acts.

9. Brokerage.

Each of Subtenant and Sublandlord represents and warrants to the other that no broker other than Jones Lang LaSalle and Savills (collectively, the “Brokers”) was instrumental in consummating this Sublease, and that no conversations or prior negotiations were had with any other broker concerning the subletting of the Sublease Premises. Each of Subtenant and Sublandlord shall indemnify and hold harmless the other from and against any claims for brokerage commissions or similar fees claimed by any person or entity (other than the Brokers) in connection with this Sublease. Sublandlord shall pay the Brokers their commission (if any) pursuant to separate agreement.

10. Assignment of the Overlease.

The term “Sublandlord” as used in this Sublease means only the tenant under the Overlease, at the time in question, so that if Sublandlord’s interest in the Overlease is properly assigned in accordance with the Overlease, Sublandlord shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing with respect to the Overlease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned.

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11. Notices.

A. All notices hereunder to Sublandlord or Subtenant shall be given in writing and delivered by hand or national overnight courier, or mailed by certified or registered mail, return receipt requested, to the addresses set forth below:

If to Sublandlord:

Meta Platforms, Inc.

1 Hacker Way

Menlo Park, CA 94025

Attn: Director of Real Estate

Meta Platforms, Inc.

1 Hacker Way

Menlo Park, CA 94025

Attn: Real Estate Counsel

Email: recelegal@fb.com

If to Subtenant:

Prior to the Commencement Date:

CymaBay Therapeutics, Inc.

7575 Gateway Blvd., Suite 110

Newark, CA 94560

Attn: SVP, Business Development

CymaBay Therapeutics, Inc.

7575 Gateway Blvd., Suite 110

Newark, CA 94560

Attn: General Counsel

After the Commencement Date:

At the Sublease Premises

Attn: SVP, Business Development

And:

At the Sublease Premises

Attn: General Counsel

At all times with a copy to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attn: Daniel A. Goldberger

Email: dgoldberger@cooley.com

B. By notice given in the aforesaid manner, either party hereto may notify the other as to any change as to where and to whom such party’s notices are thereafter to be addressed.

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C. The effective date of any notice shall be the date such notice is delivered (or the date that such receipt is refused, if applicable).

12. Binding Effect.

The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns (to the extent permitted hereunder).

13. Condition of the Sublease Premises.

A. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation. Neither party is relying upon any statement or representation made by the other and not embodied in this Sublease. Notwithstanding anything to the contrary contained in the Overlease, Subtenant acknowledges that Subtenant has inspected the Sublease Premises and agrees to accept possession of the Sublease Premises in “as is, where is and with all faults” condition as of the Effective Date and Sublandlord is not required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant’s occupancy, or, subject to Paragraph 16C, make any contribution for work to be performed by Subtenant. In the event any Building systems serving the Sublease Premises installed by Sublandlord are not in good operating order and repair when the Sublease Premises are delivered to Subtenant, then, Sublandlord shall make or cause to be made such necessary repairs to such Building systems, at Sublandlord’s sole cost without the inclusion of such costs as Additional Rent or Sublease Operating Expenses, provided that Subtenant has notified Sublandlord of the need to repair such Building systems within ninety (90) days after the Commencement Date.

B. Subtenant acknowledges and agrees that any and all alterations, installations, renovations or other items of work necessary to prepare the Sublease Premises for Subtenant’s initial occupancy shall be performed by Subtenant (subject to the provisions of Paragraph 15 below and the applicable provisions of the Overlease), at Subtenant’s sole cost and expense, and, except as otherwise expressly set forth herein, Subtenant releases all rights, liabilities, and claims against Sublandlord in connection with the condition of the Sublease Premises, the Premises, or the Building (or any system serving the same).

C. Within thirty (30) days following the Effective Date, Subtenant will deliver to Sublandlord a list of (i) any items of gym equipment currently located at the gym at the Project (“Gym Items”) and (ii) any furniture, fixtures and equipment currently located within the Sublease Premises (collectively with the Gym Items, the “FF&E”) which Subtenant desires to use at and within the Sublease Premises for Sublandlord’s reasonable consent. Following Sublandlord’s agreement to the list of FF&E, Subtenant, at no additional cost to Subtenant, may use such FF&E during the term of this Sublease. Subtenant specifically acknowledges that Sublandlord shall have no obligation to alter, maintain, repair, dis-assemble, re-assemble, move or install any FF&E, and Subtenant accepts the FF&E in its “as-is, where-is and with all faults” condition without representation, warranty or liability of any kind by Sublandlord. From and after the Commencement Date, Subtenant, at Subtenant’s sole cost and expanse, shall be responsible for

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maintenance, repair and operation of the FF&E. In the event that Subtenant desires to dispose of any FF&E during the Term, Subtenant shall provide notice thereof to Sublandlord and Sublandlord shall, within ten (10) business days following such notice either (a) consent to Subtenant’s disposal of such FF&E or (b) notify Subtenant that Sublandlord desires to remove such FF&E. Sublandlord’s failure to either (x) timely notify Subtenant that Sublandlord consents to Subtenant’s disposal of the applicable FF&E or that Sublandlord desires to remove the applicable FF&E or (y) remove the applicable FF&E within twenty (20) days following Subtenant’s notice shall be deemed Sublandlord’s consent to Subtenant’s disposal of the applicable FF&E. Any FF&E provided to Subtenant is at Subtenant’s sole risk and responsibility, and Subtenant hereby waives and releases any and all claims against Sublandlord in connection with any FF&E. Upon expiration or the sooner termination of this Sublease, at Subtenant’s option, Subtenant shall either (i) leave the remaining FF&E at the Sublease Premises in its “as-is, where-is and with all faults” condition, or (ii) purchase the remaining FF&E from Sublandlord for the consideration of $1, without warranty or representation of any kind, and remove the same from the Sublease Premises. The total number of Gym Items shall be a reasonable number and shall not be a majority of the items of gym equipment located in the gym at the Project. Subtenant, at Subtenant’s sole cost and expense, shall move the agreed Gym Items to the Sublease Premises within two months following the Commencement Date, provided that Subtenant shall schedule the moving of such equipment with Sublandlord in advance and shall be solely responsible for any damage to such equipment, the Premises, the gym, or any other portion of the Project caused by Subtenant in connection with moving such equipment. Subtenant shall not have any right to move the Gym Items to any location other than the Sublease Premises.

14. End of Term.

A. Upon the expiration or sooner termination of this Sublease, Subtenant shall vacate and surrender the Sublease Premises in good condition and repair, reasonable wear and tear and casualty excepted, with all furniture (other than the FF&E unless elected by Subtenant to purchase pursuant to Paragraph 13(C)(ii) above), moveable trade fixtures, improvements and any other personal property of Subtenant and, subject to the terms hereof, all Subtenant’s Alterations (as defined below) removed and all damage caused by such removal repaired. Without limiting the foregoing, Subtenant shall forthwith repair any damage to the Sublease Premises caused by any removal from the Sublease Premises of any Subtenant’s Alterations or of any of Subtenant’s furniture, moveable trade fixtures, improvements or other property so removed from the Sublease Premises. Notwithstanding the foregoing, Sublandlord shall not require the removal or restoration of any of Subtenant’s Alterations, except if and to the extent that Overlandlord shall require the removal or restoration thereof pursuant to the terms of the Overlease, in which case Subtenant shall remove and restore the same. Notwithstanding anything herein to the contrary, upon the expiration or earlier termination of this Sublease, in no event shall Subtenant be required to remove or restore (i) any alterations or improvements existing in the Sublease Premises as of the Commencement Date (including without limitation, any charging stations); (ii) restore the Sublease Premises to any condition existing prior to the Commencement Date.

B. The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Sublease Premises as required by this Sublease will be substantial and will exceed the amount of the monthly installments of the Fixed Rent payable hereunder. Subtenant therefore agrees that if possession of the Sublease

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Premises is not surrendered to Sublandlord in accordance with the terms of this Sublease on the Expiration Date, or sooner termination of this Sublease, in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant shall pay to Sublandlord for each month (or portion thereof) during which Subtenant holds over in the Sublease Premises after the Expiration Date, or sooner termination of this Sublease, a sum equal to one and one-half (1.5) times the Fixed Rent, and one hundred percent (100%) of the Additional Rent that was payable under this Sublease with respect to the last full month of the Term. In addition to making all required payments under this Subparagraph 14(B), Subtenant shall, in the event of Subtenant’s failure to surrender the Sublease Premises, also indemnify and hold Sublandlord harmless from and against any and all cost, expense, damage, claim, loss or liability resulting from any delay or failure by Subtenant in so surrendering the Sublease Premises, including any consequential damages suffered by Sublandlord by reason of claims made by Overlandlord, and any and all reasonable attorneys’ fees, disbursements and court costs incurred by Sublandlord in connection with any of the foregoing. Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Sublease Premises after the Expiration Date, or sooner termination of this Sublease, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date, or sooner termination of this Sublease, shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Paragraph 14, which provisions shall survive the Expiration Date, or sooner termination of this Sublease.

C. To the extent of any inconsistency between the provisions of the Overlease and the provisions of this Paragraph 14, the provisions of this Paragraph 14 shall control.

15. Parking. Subtenant and its employees, and invitees shall have, during the Term hereof, an exclusive license to use all of the parking spaces which may now or from time to time be located within the parking area of the Parcel as outlined in Green on Exhibit A to the Overlease at no additional cost to Subtenant, subject any reasonable rules and regulations provided to Tenant in writing governing use set forth in the Overlease or as promulgated from time to time by Overlandlord, as applicable, with the exception of any handicap parking spaces on the Parcel, which handicap spaces Subtenant shall have the non-exclusive right to use in common with other occupants of the Project. Subtenant acknowledges and agrees that Sublandlord shall have the right to restripe the parking area of the Parcel and relocate the drive aisles located thereon from time to time and that, as a result of such restriping the actual number of parking spaces located on the Parcel is subject to change. Notwithstanding the foregoing, in no event may Sublandlord restripe or modify the parking area of the Parcel in a manner that would reduce the number of parking spaces available to Subtenant (other than to a de minimis extent), except to the extent required by law. Subtenant shall have the exclusive right to use the charging stations located in front of the Premises, provided that Subtenant enters into an agreement with the operator of such charging stations (“Charging Operator”) in connection with the operation thereof and pays any and all fees of Charging Operator in connection with such charging stations. Sublandlord shall have no liability hereunder for any failure of Charging Operator to operate or maintain the charging stations, and Subtenant shall look solely to Charging Operator in the event of any claims in connection with such charging stations.

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16. Subtenant’s Alterations.

A. Any and all Alterations proposed to be made by Subtenant (hereinafter collectively referred to as “Subtenant’s Alterations”) in the Sublease Premises shall be subject to (i) Overlandlord’s prior written consent in accordance with the provisions of the Overlease and (ii) Sublandlord’s prior written consent, which shall not be unreasonably withheld, provided Overlandlord has consented to such Alteration. In any instance where Overlandlord shall withhold consent to a Subtenant’s Alteration, then Sublandlord’s consent to such Subtenant’s Alteration shall be deemed withheld.

B. Sublandlord shall not charge Subtenant a fee for reviewing Subtenant’s plans for any proposed Subtenant’s Alterations, provided, however, Subtenant shall reimburse Sublandlord on demand for (a) all costs payable by Sublandlord to Overlandlord in connection with a request by Subtenant that Sublandlord and/or Overlandlord consent to any proposed Subtenant’s Alterations and (b) all reasonable out-of-pocket costs (including, without limitation, all reasonable legal fees and disbursements) incurred by Sublandlord in connection with a request by Subtenant that Sublandlord review and consent to any plans for proposed Subtenant Alterations, not to exceed Five Thousand and No/Dollars ($5000.00) excluding the costs of any engineer review.

C. Subject to the terms of this Paragraph 16, Sublandlord shall reimburse Subtenant an amount (the “Sublease Improvement Allowance”) equal to the lesser of (x) actual hard and soft out-of-pocket costs incurred by Subtenant in connection with the design and construction of Subtenant’s improvements to the Sublease Premises (the “Subtenant Work”) or (y) $786,240.00 (calculated as $15.00 per each of 52,416 rentable square feet). Sublandlord’s obligations to pay all or any portion of the Sublease Improvement Allowance shall be conditioned upon (1) Sublandlord’s inspection and approval of the Subtenant Work and (2) Sublandlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Subtenant that the Subtenant Work (or portion thereof) has been completed. Sublandlord shall pay the Sublease Improvement Allowance to Subtenant within thirty (30) days following Sublandlord’s receipt of (i) third-party invoices for costs incurred by Subtenant in designing or constructing the Subtenant Work (or portion thereof); (ii) evidence that Subtenant has paid the invoices for such costs; and (iii) lien waivers from any contractor or supplier who has constructed or supplied materials for the Subtenant Work (or portion thereof); provided that in no event shall Sublandlord be required to pay the Sublease Improvement Allowance to Subtenant more frequently than once per month. If the costs incurred by Subtenant in constructing the Subtenant Work exceed the amount of the Sublease Improvement Allowance to which Subtenant is entitled, then Subtenant shall pay all such excess costs. Subtenant agrees to keep the Sublease Premises and the Property free from any liens arising out of the non-payment of such costs. All installations and improvements now or hereafter placed in the Sublease Premises shall be for Subtenant’s account and at Subtenant’s cost, subject to Subtenant’s right to receive the Sublease Improvement Allowance pursuant to the terms and conditions of this Paragraph 16. Subtenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto, which cost shall be payable by Subtenant to Sublandlord as Additional Rent within thirty (30) days after receipt of an invoice therefor. Subtenant’s failure to pay such cost shall constitute a default under the Sublease.

D. Sublandlord’s obligation to pay the Sublease Improvement Allowance shall arise on the Commencement Date and continue until [***]. Any portion of the Sublease

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Improvement Allowance not requested by Subtenant on or before the Sunset Date (as may be extended) shall be forfeited with no further obligation on the part of Sublandlord. Notwithstanding the foregoing or anything to the contrary in this Sublease, in no event shall Sublandlord have any obligation to pay the Sublease Improvement Allowance unless and until Sublandlord delivers the Sublease Premises to Subtenant. Notwithstanding anything in this Sublease or the Overlease to the contrary, in no event shall Sublandlord be required to pay any portion of the Sublease Improvement Allowance during the continuance of an event of default (beyond any applicable notice and cure periods) hereunder.

E. Subtenant hereby assumes any and all risks involved with respect to the Subtenant Work and hereby releases and discharges Sublandlord and all Landlord Parties from any and all liability or loss, damage or injury suffered or incurred by Subtenant or third parties in any way arising out of or in connection with the Subtenant Work except to the extent caused by the negligence or willful misconduct of Sublandlord.

F. As used herein, “Force Majeure” means of acts of God, sinkholes or subsidence, region-wide or nationwide strikes, lockouts, or other labor disputes, region-wide or nationwide embargoes, quarantines, extreme weather, national, regional, or local disasters, calamities, or catastrophes, governmental actions (including, without limitation, public health directives), governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, in each event to the extent beyond Subtenant’s reasonable control. If Subtenant contends that Force Majeure has occurred, then Subtenant shall notify Sublandlord in writing (a “Force Majeure Notice”). A Force Majeure Notice shall identify (a) the action, inaction or circumstance which constitutes such Force Majeure, (b) the date upon which the Subtenant contends such Force Majeure commenced, along with reasonable evidence thereof, (c) the date upon which such Force Majeure is anticipated to end if and to the extent Subtenant is reasonably able to make such determination, and (d) a description of all steps that the Subtenant is taking or intends to take to mitigate the effects and reduce the duration of such Force Majeure.

G. To the extent of any inconsistency between the provisions of the Overlease and the provisions of this Paragraph 16, the provisions of this Paragraph 16 shall control.

17. Rules and Regulations.

Subtenant shall, and shall use commercially reasonable efforts to cause all of Subtenant’s agents, employees, licensees and invitees to, fully and promptly comply with all requirements of Overlandlord’s rules and regulations of the Building and related facilities, as may be changed from time to time and which are provided to Subtenant in writing.

18. No Recording.

Neither party shall have the right to record this Sublease, and the same shall not be recorded.

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19. Waiver of Trial by Jury.

The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in connection with any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, or Subtenant’s use or occupancy of the Sublease Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Sublandlord commences any summary proceeding against Subtenant, Subtenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Subtenant from asserting in a separate action the claim that is the subject of such counterclaim) and will not seek to consolidate such proceeding with any other action that may have been or will be brought in any other court by Subtenant.

20. Miscellaneous.

This Sublease is made in the State of California and shall be governed by and construed under the laws thereof. This Sublease supersedes any and all other or prior understandings, agreements, covenants, promises, representations or warranties of or between the parties (which are fully merged herein). The headings in this Sublease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular. This Sublease may be executed in counterparts that, when assembled, shall form one document, and signatures executed via facsimile, .pdf or electronic signature shall have the same force and effect as originals.

21. Damage or Destruction.

A. Subtenant shall be entitled to a rent abatement as a result of all or a portion of the Sublease Premises being damaged or rendered untenantable by fire or other casualty, solely to the extent Sublandlord, as tenant under the Overlease, actually receives a rent abatement with respect to such damaged portion of the Sublease Premises pursuant to the terms of the Overlease, it being understood and agreed that Subtenant shall not be entitled to any abatement under this Sublease if the abatement granted to Sublandlord under the Overlease is on account of any portion of the Premises that is not part of the Sublease Premises.

B. Sublandlord’s sole obligation with respect to delivering any notice, statement and/or estimate required by the Overlease shall be limited to the obligation to deliver to Subtenant a copy of any such notice, statement or estimate prepared by or on behalf of Overlandlord (which relates to the Sublease Premises), if and to the extent the same are received by Sublandlord from Overlandlord.

C. Subtenant acknowledges and agrees that any and all obligations of “Landlord” described in the Overlease to repair or pay the cost of repairs in the event of a fire or other cause shall be the obligation of Overlandlord (and not of Sublandlord).

D. To the extent of any inconsistency between the provisions of the Overlease and the provisions of this Paragraph 21, the provisions of this Paragraph 21 shall control.

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22. Sublandlord’s Remedies. If Subtenant fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, which failure remains uncured beyond any applicable notice and cure periods, then, in addition to the remedies available to Sublandlord at law, in equity or under the Overlease, as incorporated herein (including without limitation Paragraph 22 and Paragraph 31 of the Overlease), Sublandlord may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable by Subtenant to Sublandlord upon demand, together with interest thereon the same rate and in the same manner as provided in Paragraph 18 of the Overlease from the date of the expenditure until repaid.

23. Subtenant’s Remedies.

Except as otherwise expressly set forth in, and limited by, the terms of this Sublease, Subtenant hereby waives and relinquishes any and all rights that Subtenant may have to terminate this Sublease or to withhold Rent for any reason whatever, including, without limitation on account of any default by Sublandlord of its obligations under this Sublease or any damage to, or condemnation, destruction or state of disrepair of, the Sublease Premises (specifically including, but not limited to, those rights under California Civil Code Sections 1932, 1933(4), 1941, 1941.1 and 1942). Except as otherwise expressly set forth herein, Subtenant’s sole remedy for a breach of this Sublease shall be limited to an action for damages, injunctive relief or specific performance of this Sublease. Under no circumstances shall Sublandlord be liable for special damages, indirect damages or other consequential damages, including, without limitation, injury to Subtenant’s business or for any loss of income or profit therefrom.

Notwithstanding the foregoing, in the event that Sublandlord defaults in the performance or observance of any of Sublandlord’s remaining obligations under the Overlease or fails to perform Sublandlord’s stated obligations under this Sublease, then Subtenant may give Sublandlord notice specifying in what manner Sublandlord has defaulted, and if such default shall not be cured by Sublandlord within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then [***]. Sublandlord shall promptly send to Subtenant copies of all notices and other communications it shall send to and receive from Overlandlord with regard to the Premises, the Overlease or this Sublease to the extent the same are not confidential.

24. Valid Authority.

Each of Subtenant and Sublandlord hereby represents and warrants as to itself:

A. It is duly organized, validly existing and in good standing under the laws of Delaware, and has the full right and authority to enter into this Sublease;

B. The execution, delivery and performance of this Sublease (i) have been duly authorized, (ii) do not conflict with any provisions of any instrument to which it is a party or by which it is bound and (iii) constitute its valid, legal and binding obligation;

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C. Subject to receipt of Overlandlord’s consent, it has the right and power to execute and deliver this Sublease and to perform its obligations hereunder; and

D. It is authorized to conduct business in the state where the Sublease Premises are located.

25. Omitted.

26. Security.

A. Provided this Sublease has been fully executed by Sublandlord and Subtenant, within two (2) business days of receipt of Overlandlord’s Consent (defined below), Subtenant shall deliver to Sublandlord a letter of credit in the amount of [***] (the “Initial Letter of Credit”), as security for the payment and performance by Subtenant of all Subtenant’s obligations, covenants, conditions and agreements under this Sublease, subject to the terms and conditions of this Section 26. The Initial Letter of Credit shall be in the form attached hereto as Exhibit E, and (i) shall be issued by a branch of Wells Fargo Bank, N.A., located in the County of San Francisco or County of San Mateo, California and (ii) shall provide for automatic annual extensions unless the issuer provides at least forty-five (45) calendar days prior written notice that it elects not to extend.

B. The following requirements (collectively, “Letter of Credit Requirements”) shall apply to all letters of credit that replace the Initial Letter of Credit (each, a “Replacement Letter of Credit”, and collectively with the Initial Letter of Credit, a “Letter of Credit”):

1. The Replacement Letter of Credit shall be in the form of the Initial Letter of Credit or, if Subtenant desires to use a different form, Subtenant shall submit a proposed sample of each Replacement Letter of Credit to Sublandlord at least ten (10) days prior to the date that Subtenant is required to deliver the Replacement Letter of Credit to Sublandlord under the terms of this Sublease for Sublandlord’s review and approval in its reasonable discretion. Any submission of a proposed sample Replacement Letter of Credit to Sublandlord shall include the name and contact information of a bank officer at the proposed issuer. Subtenant authorizes Sublandlord to contact and negotiate with the proposed issuing bank regarding any proposed Replacement Letter of Credit.

2. The issuer of the Replacement Letter of Credit shall be a solvent U.S. bank or financial institution under the supervision of the Superintendent of Banks of the State of California or a National Banking Association having a long-term senior debt rating of not less than “BBB+” Rating from at least one major credit rating agency and having a full-service branch located in the County of San Francisco or San Mateo, California, capable of honoring the presentation of a sight draft on any business day or which provides for draw elsewhere by facsimile and/or overnight courier presentation of sight drafts.

3. The Replacement Letter of Credit shall be automatically unconditionally renewable on an annual basis with an initial expiration of approximately one (1) year after the date of this Sublease, subject to a final expiry date that is one hundred eighty (180) days after the expiration date of this Sublease.

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4. The Replacement Letter of Credit shall be irrevocable by Subtenant.

5. The Replacement Letter of Credit shall name Sublandlord as sole beneficiary.

6. The Replacement Letter of Credit shall incorporate and shall be interpreted using International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590.

7. The Replacement Letter of Credit shall permit full or partial draws at any time, and from time to time, by a representative of Sublandlord, without condition. Subtenant shall be solely responsible for any fees or charges incurred by Sublandlord in drawing on any Letter of Credit.

8. Subtenant shall, at its sole cost and expense, cooperate with Sublandlord and take such actions as Sublandlord may request to replace any lost, stolen or mutilated Letter of Credit. Subtenant hereby grants Sublandlord the power, coupled with an interest, to cause the issuer to replace a lost, stolen or mutilated Letter of Credit. Any Replacement Letter of Credit shall be otherwise acceptable to Sublandlord in its reasonable discretion.

C. If there is an Event of Default on the part of Subtenant under this Sublease, Sublandlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to cure any Event of Default of Subtenant and/or to compensate Sublandlord for any and all damages of any kind or nature sustained or which may be sustained by Sublandlord resulting from such Event of Default. Subtenant agrees not to interfere in any way with payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Sublandlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw from the Letter of Credit. No condition or term of this Sublease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

D. If, at any time, any Letter of Credit shall fail to satisfy the Letter of Credit Requirements or if the issuer shall send a notice of non-renewal, then within thirty (30) days from Sublandlord’s demand, but in no event later than ten (10) business days prior to the then-current expiration date, Subtenant shall replace the Letter of Credit with a Replacement Letter of Credit that satisfies the Letter of Credit Requirements. If Subtenant fails to timely replace the Letter of Credit with a Replacement Letter of Credit as set forth above, then (i) Sublandlord shall have the right to draw down the full amount of the Letter of Credit or to demand from Subtenant a cash security deposit in the full amount of the Letter of Credit and (ii) at the sole and absolute option of Sublandlord, an Event of Default shall be deemed to have occurred on the part of Subtenant under this Sublease.

E. With respect to any Letter of Credit, Subtenant acknowledges, covenants, warrants and agrees as follows: (i) Subtenant is not a third-party beneficiary of the Letter of Credit,

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(ii) Subtenant shall not assign or encumber all or any part of the Letter of Credit, and neither Sublandlord nor its successors and assigns shall be bound by any assignment or encumbrance by Subtenant, (iii) when making a draw request, Sublandlord shall not be required to produce or present to the issuer any documents, instruments or certificates, other than as expressly set forth in the Letter of Credit, and shall not be required to produce or present any copies or other documents regarding the draw request to Subtenant, (iv) Subtenant shall not take any action or fail to take any action which might, directly or indirectly, interfere with or delay the presentation or honoring of a sight draft and (v) Subtenant shall, at its sole cost and expense, cooperate with Sublandlord and take such actions as Sublandlord may request with respect to the Letter of Credit, including (a) notifying Sublandlord if Subtenant has knowledge that any Letter of Credit no longer satisfies the Letter of Credit Requirements, (b) using best efforts to cause the issuance of a Replacement Letter of Credit if required pursuant to any provision of this Sublease and (c) delivering any amendments, modifications, documents, certificates or affidavits requested by Sublandlord to give effect to the provisions of this Paragraph 26.

F. In the event of any transfer of Sublandlord’s interest in the Sublease Premises, if requested by any such transferee, Subtenant shall obtain an amendment to the Letter of Credit that names such transferee as the beneficiary thereof in lieu of Sublandlord. Except in connection with a permitted assignment of this Sublease, Subtenant shall not assign or encumber or attempt to assign or encumber any Letter of Credit and Sublandlord shall not be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

G. On the third anniversary of the Commencement Date (or, if as of the third anniversary of the Commencement Date a material non-monetary default on the part of Subtenant exists but is thereafter cured, then as of the date of such cure), provided (a) that no material non-monetary default on the part of Subtenant then exists, (b) no monetary default on the part of Subtenant then exists or has previously existed hereunder (regardless of whether the same has been cured) and (c) that Subtenant has provided a Replacement Letter of Credit (or amendment to the then-existing Letter of Credit) in the amount of [***] (which Replacement Letter of Credit or amendment to the then-existing Letter of Credit, as applicable, shall conform with the terms of this Section 26), the Letter of Credit then being held by Sublandlord shall be returned to Subtenant (and Sublandlord shall cooperate, as reasonably requested by the issuing bank, in causing the termination of the Letter of Credit or permitting an amendment to the Letter of Credit, as applicable).

H. Provided that no monetary or material non-monetary default on the part of Subtenant then exists hereunder the Letter of Credit then being held by Sublandlord shall be returned to Subtenant after the expiration or termination of this Sublease and the surrender of the Sublease Premises to Sublandlord in accordance herewith (and Sublandlord shall cooperate, as reasonably requested by the issuing bank, in causing the termination of the Letter of Credit). The provisions of this Section 26(H) shall survive the expiration or termination of this Sublease.

27. Consent of Overlandlord under the Overlease.

Except for Paragraph 29 below, this Sublease shall have no effect unless and until Overlandlord shall have given written consent hereto (“Overlandlord’s Consent”). If Overlandlord does not consent to this Sublease for any reason whatsoever within forty-five (45) days after the

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date hereof, then either Sublandlord or Subtenant may elect to cancel this Sublease by giving notice to the other party after the expiration of said forty-five (45)-day period, but prior to the giving of said consent by Overlandlord to this Sublease. Subtenant acknowledges that Subtenant may be required to execute and deliver a consent agreement as a condition precedent to Overlandlord consenting to this Sublease. Subtenant agrees that Subtenant shall promptly review, execute and deliver to Sublandlord such consent agreement, provided that such consent agreement is commercially reasonable. If either party shall have given notice of cancellation to the other party (in accordance with the provisions of this Paragraph 27), then (i) Sublandlord shall not be obligated to take any further action to obtain Overlandlord’s consent, (ii) Sublandlord shall refund to Subtenant the installment of Fixed Rent paid by Subtenant at the execution of this Sublease and (iii) this Sublease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights or claims against the other.

28. Quiet Enjoyment. Subject to the provisions of this Sublease, Sublandlord covenants and agrees with Subtenant that, provided no default by Subtenant continues under this Sublease after notice and the expiration of the applicable grace period, Subtenant may peaceably and quietly enjoy the Sublease Premises without interference by Sublandlord or any party claiming by, through or under Sublandlord, subject to the terms of this Sublease.

29. Confidentiality of Sublease. Each of Sublandlord and Subtenant acknowledges that the content of this Sublease (including the Overlease exhibit) and any related documents are confidential information. Sublandlord and Subtenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity without the other party’s written consent, other than (i) with respect to Subtenant, to Subtenant’s financial, legal or space planning advisors or consultants; a potential assignee of this Sublease; or a potential Subtenant of the Sublease Premises, (ii) with respect to Sublandlord, to Sublandlord’s financial, legal or other advisors or consultants or contractors; potential purchasers, partners, joint venturers, lenders or other financing parties of Sublandlord; Sublandlord’s affiliates; or to an assignee or potential assignee of the Overlease or its affiliates, (iii) to Overlandlord or to any party to whom Overlandlord is permitted to disclose the Overlease in accordance with the terms of the Overlease, (iv) to the extent required in the enforcement of this Sublease (including to a court of competent jurisdiction, arbitrator or mediator in connection with a dispute between Sublandlord and Subtenant) and (v) to the extent required by applicable law, legal process or stock exchange rule or regulation, provided that if either party is required to publicly file the Sublease by applicable law or stock exchange rule or regulation due to such party’s status as a public company, then the filing party will redact those portions of this Sublease (including the exhibits hereto) that the other party reasonably requests be redacted to the extent that the filing party’s counsel believes there is a good faith justification to redact such portions in accordance with applicable law or applicable stock exchange rule or regulation. The obligations set forth in this Paragraph will not apply to any information (a) that is rightfully known by a party prior to disclosure by the other party or (b) that is rightfully obtained by a party from a third party without restrictions on disclosure. Sublandlord acknowledges that Subtenant is a public company and this Sublease constitutes a “material lease” for Subtenant as set forth in Regulation S-K of the Securities and Exchange Commission (“SEC”) Standard Instructions for Filing Forms under Securities Act of 1933, Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975 (17 CFR § 229.601(b)(10)(ii)(D)) (“Regulation S-K Item 601”) and that in connection therewith Subtenant shall have the right to file this Sublease pursuant to Regulation S-K Item 601 and Paragraph 46(Q) of the Overlease.

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30. Publicity/Trademarks. Without limiting the generality of Paragraph 28 above, Subtenant will not make any public announcement, issue any press release or advertising or otherwise that mentions Sublandlord’s name or the name of any Sublandlord affiliate (either directly or indirectly) or otherwise use Sublandlord’s name or that of any of Sublandlord’s affiliates for any purpose or use any of Sublandlord’s trademarks or logos in each case, without the express prior written consent of Sublandlord to be granted or withheld in Sublandlord’s sole and absolute discretion. In addition, Sublandlord will not make any public announcement, issue any press release or advertising or otherwise that mentions Subtenant’s name (either directly or indirectly), without the express prior written consent of Subtenant to be granted or withheld in Subtenant’s sole and absolute discretion.

31. Omitted.

32. Liability.

NOTWITHSTANDING ANYTHING IN THIS SUBLEASE OR ANY APPLICABLE LAW TO THE CONTRARY, NEITHER SUBLANDLORD NOR SUBTENANT, NOR ANY OF ITS CONSTITUENT MEMBERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR STOCKHOLDERS SHALL HAVE ANY PERSONAL LIABILITY THEREFOR, AND SUBLANDLORD AND SUBTENANT, FOR ITSELF AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER SUBTENANT, EXPRESSLY WAIVES AND RELEASES EACH OTHER AND SUCH RELATED PERSONS AND ENTITIES FROM ANY AND ALL PERSONAL LIABILITY.

33. OFAC Compliance.

A. Each of Sublandlord and Subtenant represents and warrants that Sublandlord or Subtenant (as applicable) (i) is not a person that is the target of any economic sanctions administered or enforced by the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State) and (ii) is not owned or controlled by such a person (collectively, “Sanctioned Persons”).

B. Each of Sublandlord and Subtenant covenants and agrees (i) to comply with all requirements of applicable law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in connection with this Sublease, and (ii) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this Subparagraph or the preceding Subparagraph are no longer true or have been breached, or if Sublandlord or Subtenant has a reasonable basis to believe that they may no longer be true or have been breached.

C. Sublandlord and Subtenant hereby agree to indemnify, defend (with counsel reasonably acceptable to the indemnified party) and hold harmless the other party against any and all claims, losses, damages (for the avoidance of doubt, expressly excluding indirect, special, incidental, punitive or consequential damages (including loss of profits, production, anticipated savings, goodwill or business opportunities, or business interruption)) and expenses arising out of or related to a breach of any of the representations, warranties or obligations set forth in Subparagraphs 33(A) and (B) above.

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If Subtenant breaches any of the representations, warranties or obligations set forth in this Paragraph 33, Sublandlord may terminate this Sublease upon delivery of written notice to Subtenant.

34. TPA Request. From time to time, Sublandlord may request (each a “TPA Request”) that Subtenant complete a third-party assessment to address privacy and security requirements. If Sublandlord delivers a TPA Request to Subtenant, Subtenant will complete the third-party assessment within five (5) business days of its receipt of the TPA Request. Sublandlord may make multiple TPA Requests throughout the Term; however, Sublandlord may not make more than one (1) TPA Request per calendar year.

35. Anti-Corruption. In connection with the negotiation and performance of this Sublease, Subtenant, on behalf of itself and Subtenant Parties (as defined below), represents and warrants that they have not engaged in and covenants that they shall refrain from offering, promising, paying, giving, authorizing the paying or giving of, soliciting or accepting money or Anything of Value (as defined below), directly or indirectly, to or from (i) any Government Official (as defined below) to (a) influence any act or decision of a Government Official in his or her official capacity, (b) induce a Government Official to use his or her influence with a government or instrumentality thereof or (c) otherwise secure any improper advantage or (ii) any person in any manner that would constitute bribery or an illegal kickback or would otherwise violate applicable anti-corruption law and commercial bribery laws. The following definitions shall apply for purposes of this Paragraph:

“Anything of Value” includes, but is not limited to, cash or a cash equivalent (including “grease,” “expediting” or facilitation payments); discounts; rebates; gifts; meals; entertainment; hospitality; use of materials, facilities or equipment; transportation; lodging; or promise of future employment.

“Government Official” shall refer to any official or employee of any multinational, national, regional or local government in any country, including any official or employee of any government department, agency, commission or division; any official or employee of any government-owned or -controlled enterprise; any official or employee of any public educational, scientific or research institution; any political party or official or employee of a political party; any candidate for public office; any official or employee of a public international organization; and any person acting on behalf of or any relatives, family or household members of any of those listed above.

“Subtenant Parties” shall refer to Subtenant’s affiliates, all entities that it owns or controls and all of Subtenant’s owners, directors, officers, employees, representatives, agents and authorized subcontractors providing services in connection with this Sublease.

36. Signs. Subject to the Overlease and Overlandlord’s consent as provided therein, Subtenant may, in compliance with the Overlease and all applicable laws, install signage upon the existing monument sign for the Building and upon the exterior glass adjacent to the entrance to the main lobby of the Building at Subtenant’s sole cost and expense. Notwithstanding anything to the contrary herein or in the Overlease, any modifications to the signage shall be at Subtenant’s sole cost and expense and Subtenant shall be responsible for any repair or restoration costs provided for in the Overlease or as otherwise required by Overlandlord.

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37. Food Subsidy. For each month in which Subtenant is operating in the Sublease Premises for business, Tenant shall be entitled to a monthly credit in the amount of [***] against the next installment of Fixed Rent coming due (“Food Subsidy”). The Food Subsidy shall be prorated for any business day in a calendar month in which Subtenant does not operate in the Sublease Premises.

38. §1938 CASp Disclosure. Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that the Sublease Premises have not undergone inspection by a Certified Access Specialists (CASp). As required by Section 1938(e) of the California Civil Code, Subtenant hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Sublandlord and Subtenant hereby agree that Subtenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Sublease Premises to correct violations of construction-related accessibility standards.

39. Stormwater Management Agreement. Notwithstanding anything to the contrary herein or in the Overlease, Subtenant acknowledges that the Premises is subject to the terms of that certain Stormwater Management Measures Operation & Maintenance Agreement dated March 9, 2023 by and among the City of Fremont, a municipal corporation, Overlandlord and Sublandlord (the “Stormwater Agreement”). Notwithstanding anything to the contrary herein, except to the extent due to the breach of the Stormwater Agreement by Sublandlord, or otherwise due to the conduct of Sublandlord, its agents or employees, any costs incurred by Sublandlord in connection with the Stormwater Agreement shall be included in Campus Operating Expenses and passed through to Subtenant pursuant to terms of Paragraph 4 hereof. Subtenant hereby grants to Sublandlord a license to access the Sublease Premises at all times in order to comply with its obligations under the Stormwater Agreement provided, however, Sublandlord shall provide reasonable prior written notice to Subtenant except in the event of an emergency. Subtenant shall not do or cause to be done any action or inaction that would cause a violation of the Stormwater Agreement, including, without limitation, the disposal of sediment as described in the Stormwater Agreement.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first written above.

SUBLANDLORD:

META PLATFORMS, INC.,
a Delaware corporation

By:	/s/ Nick Raby
Name:	Nick Raby
Title:	Global Real Estate Portfolio Director

SUBTENANT:

CYMABAY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	CEO

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SCHEDULE 1

Fixed Rent

Months	NNN Base Rent/Mo
1 - 12	$53,750.00
13 - 24	$55,362.50
25 - 36	$79,832.73
37 - 48	$82,227.71
49 - 60	$84,694.54
61 - 72	$130,643.70
73 - 84	$134,563.01
85 – 96	$138,750.40
97 – end of Sublease Term	$142,757.89

Schedule 1

EXHIBIT A

Overlease

[Attach]

[***]

LEASE AGREEMENT

(“AGREEMENT”)

THIS “LEASE”, dated May 1, 2018, is effective on May 1, 2018 (the “Effective Date”), between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended (collectively, “Peery/Arrillaga”), hereinafter called Landlord, and FACEBOOK, INC., a Delaware corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in Red on Exhibit A attached hereto and incorporated herein by this reference thereto more particularly described as follows:

All of that certain 52,416 ± square foot, one-story building (“Building”) located at 7601 Dumbarton Circle, Fremont, California 94555. The Building is located within the Peery/Arrillaga Ardenwood Business Park (“Project”) as more particularly shown within the area outlined in Red on Exhibit A attached hereto. The entire Parcel, of which the Building is a part is shown within the area outlined in Green on Exhibit A attached hereto (“Parcel”). Except as otherwise expressly set forth in this Lease, the Premises is leased on an “As-Is” basis, in its present condition, and in the Building configuration as shown in Red on Exhibit B attached hereto.

The word “Premises” as used throughout this Lease is hereby defined to include the Building (interior and exterior), Parcel and the exclusive use of parking, the landscaped areas, sidewalks and driveways located on the Parcel, and the nonexclusive use of the area directly over such sidewalks and driveways and the common ingress and egress areas reflected in Yellow on Exhibit A that serve the Premises and the adjacent property known as 34800 Campus Drive, Fremont, CA 94555. Recorded easements for the Parcel are shown on Exhibit A- 1 (“Recorded Easements Map”) attached hereto.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE

A. Permitted Use. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, storage, training, conference rooms, fitness center, research and development laboratories, and related ancillary uses, included, without limitation, operation of kitchens and cafeterias serving Tenant’s employees and guests necessary for Tenant to conduct Tenant’s business (collectively, “Permitted Use”), provided that such approved uses shall be in accordance and must comply with all current and future applicable governmental laws and ordinances and zoning restrictions, and for no other purpose. [***]

Single Tenant/Single Parcel	Initial:

[***]

[***] In the event any such Conditional Use interferes with any such Third Party’s Use, Tenant shall immediately take corrective action to eliminate any such nuisance upon receipt of written notice from Landlord; in the event Tenant fails to eliminate such interference within ten (10) business days of receipt of said written notice, Landlord, shall have the right to rescind the respective Conditional Use(s). Notwithstanding anything to the contrary in this Lease, Tenant shall indemnify and hold Landlord harmless and defend Landlord, with counsel reasonably acceptable to Landlord, for any and all claims, costs and expenses of any kind whatsoever related to such Conditional Use and employees who use the childcare facilities shall also sign an agreement provided by Tenant that requires such employee to waive the right to file claims of any type whatsoever against Landlord related to its use of the childcare facilities.

B. Use Restrictions. Notwithstanding anything to the contrary herein, Tenant shall not do or knowingly permit to be done in or about the Premises nor bring or keep or knowingly permit to be brought or kept in or about the Premises anything which is prohibited by applicable law or this Lease. Tenant shall not do or knowingly permit to be done in or about the Premises that will in any way materially increase the rate of fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or knowingly permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises, if any, and/or of neighboring premises in the Project or injure them, or use or knowingly allow the Premises to be used for any unlawful purpose; nor shall Tenant cause, maintain or knowingly permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. No waste materials or refuse shall be dumped upon or knowingly permitted to remain upon any part of the Premises or outside of the Building in which the Premises are a part, except in existing exterior enclosures, if any, or enclosures reasonably designated by Landlord and installed by Tenant for that purpose. Tenant shall not commit or knowingly suffer to be committed any waste in or upon the Premises. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises and Tenant acknowledges that Landlord has provided a copy of the CC&R’s to Tenant. The provisions of this Paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of Tenant and/or any other tenant and/or occupant of the buildings in the Project. Tenant shall indemnify, defend and hold Landlord harmless against any claims including those from a third party, and any loss, expense, damage, reasonable attorneys’ fees, or liability (collectively “Premises Claims”) arising out of failure of Tenant to comply with the terms of this Paragraph and any applicable law for which Tenant is obligated to comply under the terms of this Lease.

2. [***]

3. [***]

4. [***]

A. [***]

B. [***]

C. Late Charge Notwithstanding any other provision of this Lease, if Landlord (or Landlord’s agent if Landlord has instructed Tenant to make any payment of Rent and/or other amounts due under the Lease directly to Landlord’s agent) does not receive payment of Rent as set forth in this Paragraph 4 and/or other amounts due under the Lease within ten (10) days of the due date, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent Rent and/or other amounts that may be due, a late charge for each Rent and/or other payment not received by Landlord (or Landlord’s agent if Landlord has instructed Tenant to make any payment of Rent and/or other amounts due under the Lease directly to Landlord’s agent) within ten (10)

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days of the due date (“Grace Period”). Said late charge shall equal ten percent (10%) of the amount of each payment not received by Landlord or its agent prior to the expiration of the Grace Period (“Late Charge”). Said Late Charge shall be paid by Tenant within thirty (30) days after presentation of an invoice from Landlord or Landlord’s agent setting forth the amount of said Late Charge. Landlord’s failure to issue a Late Charge invoice in the month of any late payment shall not be considered a waiver of Landlord’s right to collect said Late Charge. Notwithstanding anything to the contrary above, Landlord shall waive the first incurred Late Charge assessed in a calendar year (except for any Late Charge applicable for Taxes and/or Property Insurance premiums), provided said waived delinquent payment is paid within five (5) business days of Tenant’s receipt of written notice from Landlord.

D. Additional Rent. Beginning on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord (or to Landlord’s designated agent) in addition to the Basic Rent and as Additional Rent the following:

(a) All Taxes relating to the Premises as set forth in Paragraph 11 (Taxes), and

(b) All insurance premiums for the respective insurance year and deductibles relating to the Premises, as set forth in Paragraph 15 (Property Insurance), and

(c) Tenant’s proportionate share of all prorated costs and expenses related to the Ardenwood Technology Park Property Owners’ Association as set forth in Paragraph 44 (Association Dues), and

(d) All charges, costs and expenses, which are applicable to the Premises and which Tenant is required to pay hereunder, including, without limitation, utilities, together with all interest and penalties, reasonable costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts (subject to all applicable notice) and damages arising therefrom, reasonable costs and expenses which Landlord may incur by reason of an Event of Default (as defined in Paragraph 45 (Cross Default)) of Tenant Subject to all applicable notices, in the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Rent under this Lease.

The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within thirty (30) days for Taxes and Property Insurance premiums and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s Proportionate Share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items. Said estimated Additional Rent amounts shall be reconciled against actual Additional Rent expenditures (i) within ninety (90) days of the end of each calendar year or within forty-five (45) days of the end of each quarter (as determined by Landlord) and (ii) within ninety (90) days of the Lease Termination Date (or as soon thereafter as reasonably possible if, for whatever reason, the Landlord cannot complete the reconciliation within said ninety (90) day period). Notwithstanding anything to the contrary herein, Landlord shall not be required to submit ongoing monthly statements to Tenant reflecting amounts owed as Additional Rent. Landlord will, however, inform Tenant by invoice when a previously estimated Additional Rent amount changes. In the event of any underpayment by Tenant of Additional Rent items, Tenant shall pay to Landlord, within thirty (30) days of Tenant’s receipt of an invoice therefor, any amount of actual expenses permitted under this Lease and expended by Landlord in excess of said estimated amount. In the event of any overpayment by Tenant, Landlord shall credit any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items to Tenant (provided Landlord may withhold any portion thereof and credit Tenant to

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cure Tenant’s default in the performance of any of the terms, covenants and conditions of this Lease). Notwithstanding anything to the contrary above, any credit due Tenant for a reconciliation of Additional Rent expenses that occurs after the Lease Termination Date shall be refunded to Tenant; provided however, that Landlord may withhold therefrom the amount necessary to cover any amounts due on Tenant’s account. [***]

Landlord shall, upon request by Tenant, provide Tenant with copies of individual invoices related to the foregoing actual expenses, either by facsimile, email or by U.S. mail; however, in no event shall Landlord be obligated to provide duplicate copies of any invoice or other Lease documentation to Tenant and/or Tenant’s representative (if any) for an audit of Tenant’s records outside of Landlord’s office. Within a reasonable time period following the Lease Commencement Date, Landlord shall provide an invoice to Tenant reflecting the estimated Additional Rent amounts to be paid monthly in advance and Tenant shall pay said amounts monthly in advance until otherwise informed in writing that the monthly estimated Additional Rent amounts have changed and Landlord shall not otherwise submit monthly estimated Additional Rent invoices to Tenant.

E. Management Fee. Beginning on May 1, 2019, and on the first day of each month thereafter during the Lease Term, Tenant shall pay to Landlord, a monthly management fee (“Management fee”) equal to [***] due for the respective month. During the Lease Term, said Management Fee shall be paid pursuant to the schedule below. Tenant’s failure to pay the monthly Management Fee by the due date will result in a Late Charge being assessed pursuant to the terms of Paragraph 4.C (Rent: Late Charge) above.

Monthly Management Fee Due During the Lease Term.

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The reference to “Rent” in this Paragraph 4 includes Basic Rent and Additional Rent; the reference to Additional Rent also includes, but is not limited to, Late Charge and Management Fee. Notwithstanding anything to the contrary herein, Tenant shall not pay any Rent on the Premises prior to the date said Premises is delivered to Tenant. The respective obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of the Lease Term, and if the Lease Term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Lease Term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

F. [***]

G. [***]

5. PARKING. Tenant shall have the right to the exclusive use of all of the parking area of the Parcel located within the area outlined in Green on Exhibit A attached hereto including the use of valet parking of the cars of employees who work at the Premises and Tenant’s visitors to the Premises. Tenant agrees that Tenant. Tenant’s employees, agents, visitors, representatives, and/or invitees shall not use parking spaces in excess of said parking spaces allocated to Tenant hereunder (except as may otherwise be permitted by the City and further provided such use does not conflict with the terms of the CC&R’s or interfere with other tenants’ ingress and egress rights and/or decrease the parking allocated to other parcels located in the Project). Tenant shall not, at any time, park, or permit to be parked by Tenant’s employees, vendors and/or visitors, any trucks or vehicles, in any areas not designated by Landlord for use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the parking lot. Tenant agrees to assume responsibility for compliance by its employees and/or Tenant’s visitors with the parking provision contained

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herein. Tenant shall use the parking area for vehicle parking only and shall not use the parking areas for storage. Notwithstanding the above, Tenant may use valet parking and allow shuttle buses for the transportation of employees who work in this Building, providing Tenant obtains the approval from the respective governing agencies.

6. ACCEPTANCE AND SURRENDER OF PREMISES.

A. Acceptance of Premises. Except as otherwise expressly set forth in this Lease, by entry hereunder, Tenant accepts the Premises in its as-is condition as referenced in Paragraph 7 (“As-Is” Basis).

B. Surrender of Premises. Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord (i) in good condition and repair (damage by Acts of God, fire, normal wear and tear, casualty and condemnation excepted) and (ii) in broom clean condition. All of Tenant’s trade fixtures, furniture, furnishings, supplies, wall decorations and other personal property (“Tenant’s Property”) and all Alterations (as defined below) shall remain unless Landlord required in the related Consent to Alterations Agreement (defined in Paragraph 8 (Alterations and Additions)) and/or plans that any such Alteration(s) he removed from the Premises. Tenant shall be responsible for repairing any and all damage to the Premises resulting from the installation and/or removal of such (i) Alterations and/or (ii) Tenant’s Property With respect to any communications wiring and cabling that remains, all such wiring and cabling shall be appropriately identified and marked at each end so that a subsequent user may reasonably determine the purpose of the same, and method of connecting such wiring and cabling for such subsequent user’s business. If Alteration(s) were installed that did not require Landlord consent at the time of installation and/or if Tenant failed to obtain Landlord’s written Consent to Alterations Agreement (“Non-Consented Alterations”), then Tenant shall request in writing, no more than one hundred twenty (120) days prior to the Lease Termination Date, but not less than sixty (60) days prior to the Lease Termination Date, that Landlord identify which of such Non-Consented Alterations Landlord desires Tenant to remove in which event Tenant shall be required to remove such Non-Consented Alterations and shall be responsible for repairing all damages to the Premises resulting from the installation and/or removal of said Non-Consented Alterations. Landlord shall respond to Tenant’s request for Landlord’s consent for Tenant’s pending alterations request in writing within thirty (30) days of receipt of a complete request package from Tenant as described in Paragraph 8 (Alterations and Additions) and if Landlord does not respond within said thirty (30) day period or does not require the removal of any applicable Alterations in said Consent to Alterations Agreement, Tenant shall not be required to remove the same. If Tenant does not remove any of such (i) Alterations required to be removed in the respective Consent to Alterations Agreement and/or (ii) any Non-Consented Alterations required by Landlord to be removed, then Landlord may, at Tenant’s sole cost and expense, remove and/or discard such Alterations and restore the Premises, and Tenant shall reimburse Landlord for any reasonable out-of-pocket costs and expenses incurred in removing and discarding such Alterations and restoring the Premises within thirty (30) days following Landlord’s written statement therefore. As to any Alterations required to be removed by Tenant, Tenant shall restore the area to the condition existing prior to the installation and repair all damage caused by such installation and removal. If the Premises is not surrendered to Landlord in the condition required by this Paragraph 6 at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s Property and/or Alterations not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all reasonable out-of-pocket costs and expenses that will be incurred by Landlord in returning the Premises to the required condition that shall be payable by Tenant to Landlord within thirty (30) days after receipt of a statement therefor from Landlord. If any personal property remains, or is left, at the Premises after the expiration or sooner termination of this Lease, then Landlord may, in its sole discretion, sell such personal property upon such terms and conditions as Landlord shall in its sole discretion decide. Landlord shall have all right, title and interest in and to all proceeds from said sale. Landlord may also discard, throw away or otherwise dispose of

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such personal property and Landlord shall have no liability to Tenant or any other third party regarding such personal property and in such event, Tenant shall reimburse Landlord for the cost and expense Landlord incurred related thereto.

7. “AS-IS” BASIS.

A. Leased on “As Is” Basis. It is hereby agreed that the Premises leased hereunder is leased strictly on an “As-Is” basis and in its present condition, and in the configuration as shown on Exhibit B attached hereto, and by reference made a part hereof. Except as noted herein and in Paragraphs 9.B (Maintenance: Replacement of HVAC Unit) and 9.D (Maintenance: Structural Repairs and Structural Replacements to the Building), it is specifically agreed between the parties that Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Lease Term. Notwithstanding anything to the contrary within this Lease, Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises. nor as to the use or occupancy which may be made thereof.

8. ALTERATIONS AND ADDITIONS.

A. [***]

B. Plans and Specifications. As a pre-condition to Landlord granting its consent to any Alterations, Tenant shall deliver to Landlord a written description of the pending Alterations, hard and soft copies of the complete and detailed plans and specifications reflecting said Alterations for Landlord’s review and approval and the related work order executed between Tenant and its licensed contractor, that describes in detail said Alterations (the “Work Order”). Each Tenant request for Alterations submitted to Landlord must include all of the following data: (i) a detailed written scope of Alterations. (ii) a detailed plan reflecting existing items to be removed in one color or colors and items to be added in another color or colors on a floor plan, (iii) the estimated cost of the Alterations and (iv) the name of the licensed contractor who will perform the Alterations work (collectively, the “Plans and Specifications”). Within five (5) business days of completion of said Alterations, Tenant shall deliver to Landlord an original 1/8 scaled drawing (or other size as to be determined by Landlord) on bond paper and also in electronic format as solely determined by Landlord reflecting the revised respective floor plan. All heating, lighting, electrical, air conditioning, security systems, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures.

C. Owner’s Approval. Except as noted herein, Tenant shall not make, or suffer to be made, any Alterations to the Premises, or any part thereof, except for cosmetic improvements (i.e., painting the interior of the Building, re-carpeting the interior of the Premises, adding light switches and/or changing light fixtures in the Premises) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Such consent to Alterations shall not be valid until such time as said consent is executed by both Landlord and Tenant and a fully executed copy is delivered by Landlord to Tenant (“Consent to Alterations Agreement”). Within fifteen (15) business days of Landlord’s receipt of Tenant’s complete and detailed construction Plans and Specifications, Landlord shall inform Tenant of any questions and/or comments it may have in writing and/or have a meeting of the parties’ respective representatives or approve said Plans and Specifications. If Landlord disapproves such request, such disapproval shall include specific reasons for such disapproval and changes that, if made by Tenant, would result in approval. If Landlord fails to respond with its approval or disapproval within this fifteen (15) business day period after receipt of Tenant’s complete and detailed request for approval of the proposed Alterations, then the Alteration for which Tenant requested

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Landlord’s approval shall be deemed approved by Landlord. Upon Landlord’s actual or deemed approval (which approval shall not be unreasonably withheld) of said Plans and Specifications, Landlord shall prepare, and Landlord and Tenant shall execute, a Consent to Alterations Agreement in the form similar to the form attached hereto as Exhibit C, and the Alterations shall not be subject to restoration, unless otherwise stated on said Plans and Specifications and/or as stated in the related Consent to Alterations Agreement pursuant to this Paragraph 8.C. Notwithstanding the foregoing, Landlord’s approval of any Alterations shall not be construed as approval of any construction detail with respect to conformance to any applicable City or governmental ordinance or code, and by approving such Alterations, Landlord assumes no liability or responsibility therefor, or for any defect in any modification constructed by and/or for Tenant. Tenant shall be responsible for (i) obtaining any and all permits required by the governing agencies for (a) the Alterations and (b) the subsequent reconfiguration(s) (if any), (ii) insuring that (a) the Alterations meet current building codes and that (b) the subsequent reconfiguration(s) (if any) meets the current building codes, (iii) paying one hundred percent (100%) of all costs and expenses related thereto and (iv) providing Landlord with a copy of all required permits prior to the commencement of the Alterations and Tenant shall, upon completion of the Alterations, provide to Landlord a copy of the final sign off by the respective agency within thirty (30) days of obtaining the same (if applicable) and a copy of the certificate of occupancy, if applicable, and Tenant shall use commercially reasonable efforts to obtain written confirmation from Tenant’s architect or contractor that the Alterations were constructed pursuant to the approved and permitted plans, and in the event Tenant is unable to obtain such confirmation, Tenant shall provide its written confirmation to Landlord that to the best of its actual knowledge, the Alterations were constructed pursuant to the Landlord approved and the permitted plans in the related Consent to Alterations Agreement. Landlord reserves the right to reasonably approve all contractors and mechanics proposed by Tenant to make such Alterations.

D. Requirements as to Alterations. Tenant agrees that it will not commence such Alterations until five (5) business days from the receipt of a copy of the fully executed Consent to Alterations Agreement, to provide Landlord time to record and post Landlord’s Notice of Non-Responsibility. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Any alterations and/or modifications, and/or improvements to the Premises (collectively “Tenant Work”) made by Tenant shall require that Tenant enter into a written contract with the licensed contractor or the respective vendor, whereby both parties specifically acknowledge that mechanic’s liens will not be effective against the Landlord/owner of the Premises. Tenant is required to submit its executed Consent to Alterations Agreement to Landlord with a copy of the fully executed Work Order. As a condition of Landlord’s Consent to Alterations to the Premises and subject to the terms herein, Landlord may, at its sole and absolute discretion, require Tenant to secure and provide to Landlord at Tenant’s sole cost and expense, (i) a completion and lien indemnity letter of credit, satisfactory to Landlord and fulfilling the requirements set forth on Exhibit D attached hereto (“Letter of Credit Requirements”), in the amount of one hundred fifty percent (150%) of the cost to fund the construction of any Alterations (“Letter of Credit A”) and, (ii) if Landlord does not agree in the Consent to Alterations Agreement that said Alterations are to remain at the end of the Lease Term, an additional letter of credit in the amount of one hundred fifty percent (150%) of the cost to fund the subsequent cost of the removal of said Alterations and the restoration of the Premises at the Lease Termination Date (“Letter of Credit B”) (Letter of Credit A and Letter of Credit B arc collectively referred to as “Letters of Credit”). The respective Letters of Credit shall provide that the Letters of Credit be kept in place as follows: (l) for Letter of Credit A, for ninety-two (92) days after the later of the date (a) completion of the construction of said Alterations occurs and (b) Tenant provides to Landlord a full non-conditional lien release executed by the general contractor; and (2) for Letter of Credit B, for ninety-two (92) days after the later of the date (x) the completion of the restoration work of said Alterations occurs (if applicable) and (y) Tenant provides Landlord with proof of payment to the general contractor and a copy of the recorded full unconditional lien release related to the Alterations and/or restoration work. Provided Tenant is not in default of this Lease at the time Landlord processes Tenant’s Consent to Alterations Agreement, notwithstanding anything to the contrary above, Landlord shall not require Tenant to provide the above referenced Letter of Credit A and/or Letter of Credit B if at the time Tenant requests Landlord’s consent to Alterations, [blacked out] as of the Effective Date of the Lease.

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E. Disposition of Alterations. Unless otherwise stated in the Consent to Alterations Agreement, at the expiration or sooner termination of this Lease, all Alterations (other than Tenant’s personal property, inventory, movable furniture and furnishings, and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Premises. Tenant shall be required to remove any Alterations that depict or incorporate Tenant’s name and logo or other proprietary and/or confidential property by the Lease Termination Date. Landlord shall further have the right to sell all items remaining at the Premises upon the expiration or earlier termination of this Lease. During and at the expiration or sooner termination of this Lease, all lighting, plumbing, electrical. data, telecom, mechanical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed Alterations to the Premises, and not Tenant’s inventory, movable furniture and furnishings, or trade fixtures, and shall not be removed by Tenant unless required to do so by Landlord in the related Consent to Alterations Agreement.

F. Liens. Tenant further covenants and agrees that in the event any liens are filed against the Premises for work claimed to have been done for or by Tenant, and/or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after notice of filing thereof, at the cost and expense of Tenant.

G. Processing and Administration Fees for Consent Documentation. As a further condition to its consent to Alterations to the Premises, Landlord shall require Tenant to pay all Landlord expenses in connection with any and all requests for Alterations and Landlord’s Consent to Alterations Agreement related thereto, including, but not limited to, Landlord’s costs, fees and expenses for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any). Landlord’s fees for the in-house preparation of a related consent document shall not exceed Five Thousand and No/100 Dollars ($5,000.00) plus, the out of pocket costs for outside consultant’s costs, if any. per consent (collectively “Landlord’s Consent Fees”). Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

H. [***]

9. MAINTENANCE.

A. Tenant Maintenance of the Building. During the Lease Term, Tenant shall, at its sole cost and expense, keep and maintain the Building (including appurtenances) and every part thereof in good standard of maintenance and repair, or replacement (except as expressly set forth in this Lease to the contrary), and in good and sanitary condition. Tenant’s maintenance, repair and replacement responsibilities and obligations include, but are not limited to, janitorial, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by any cause including, but not limited to, accident or act of third parties but expressly excluding damages to the Building to the extent caused by Landlord Parties during the Lease Term), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills) (subject to Paragraph 9.B (Maintenance: Replacement of HVAC Unit)); structural elements (subject to Paragraph 9.D (Maintenance: Structural Repairs and Structural Replacements to the Building)) and exterior surfaces of the Building, store fronts, roofs, downspouts, all interior improvements within the Building including, but not limited to, wall coverings, window

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coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches and locks, skylights (if any), automatic fire extinguishing systems, and elevators (if any) and all other interior improvements of any nature whatsoever in the Building. Tenant agrees to have the HVAC system inspected and serviced by a licensed HVAC contractor reasonably approved by Landlord on a quarterly basis and timely have all recommended repairs and replacements made and Tenant shall provide copies of said inspection and repair reports to Landlord within forty-five (45) days of the end of each quarter.

In addition to Tenant’s maintenance responsibilities, Tenant shall, subject to the terms of the Lease, be required and obligated to have third party licensed contractors, reasonably approved by Landlord and Tenant, inspect, service, and timely repair and replace as necessary the following building components and systems: (i) the HVAC systems, (ii) the roof membrane and (iii) the fire system. The HVAC systems and fire system are to be inspected and serviced no less than quarterly with the recommended repairs and replacements made within thirty (30) days following said inspection date; and the roof and gutters arc to be cleaned and inspected no less than once per year throughout the Lease Term with the recommended repairs and replacements made within thirty (30) days following said inspection date. Tenant shall submit to Landlord copies of said inspection, service, repair and replacement reports within forty-five (45) days of the end of each quarter.

Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the Premises by square footage or other equitable basis as calculated and determined by Landlord.

B. [***]

C. Tenant Maintenance of the Exterior Improvements on the Parcel including the Common Areas. The main driveway entrance to the Premises and landscaping, if any, between this Building and the 34800 Campus Drive building, in said areas are considered common area (“Common Areas of the Parcel”). During the Lease Term, Tenant shall maintain, repair and replace as needed said Common Area improvements on the Parcel, at Tenant’s sole cost and expense; provided, however, that Tenant shall have no obligation or responsibility to maintain, repair or replace (i) any damage to or destruction of the Common Areas of the Parcel subject to the provisions of Paragraph 24 (Destruction) of this Lease after destruction occurs and prior to the repairs being made, (ii) any condemnation of the Common Areas of the Parcel subject to the provisions of Paragraph 25 (Eminent Domain) of this Lease, (iii) any damage to the extent arising from the gross negligence or willful misconduct of Landlord Parties that occurs during the Lease Term unless Landlord pays to Tenant the reasonable and actual out-of-pocket cost of such repair or replacement paid by Tenant for damages addressed in item (iii) above. During the Lease Term, Tenant shall also, at its sole cost and expense, maintain the landscape, the asphalt paved areas (including the parking lot repairs, replacement, resealing and restriping) and sidewalks on the Premises in good condition; provided, however, that Tenant shall have no obligation or responsibility to maintain or repair (w) any damage to or destruction of said landscape, asphalt paved areas and sidewalks subject to the provisions of Paragraph 24 (Destruction) of this Lease after destruction occurs and prior to the repairs being made, (x) any condemnation of said landscape, asphalt paved areas and sidewalks subject to the provisions of Paragraph 25 (Eminent Domain) of this Lease, and (y) any damage to the extent arising from the gross negligence or willful misconduct of Landlord Parties that occurs during the Lease Term unless Landlord pays to Tenant the reasonable and actual out-of-pocket cost of such repair or replacement paid by Tenant for damages addressed in items (w), (x) and (y) above. Except as expressly set forth in this Lease to the contrary; the above referenced cost and expense includes, but is not limited to, license, permit and inspection fees; utility charges associated with exterior landscaping and lighting, all charges incurred by Tenant in the maintenance, repair and replacement as necessary, of the following to the extent located on the Premises: landscaped areas, water features

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(if any), parking lots, parking lot lighting, sidewalks, driveways, maintenance, repair and replacement of all water features (if any) and the related fixtures thereto and electrical, mechanical and plumbing systems; supplies, materials, equipment and tools. Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

Said costs for services, if any, provided by Landlord, shall be paid by Tenant as Additional Rent in accordance with Paragraph 4. D (Rent: Additional Rent).

D. Structural Repairs and Structural Replacements to the Building. Notwithstanding anything to the contrary in this Lease, if during the Lease Term, the Building leased herein is not demolished by and/or for Tenant and/or the footprint of the Building is not modified by and/or for Tenant and provided Tenant provides Landlord with a written report prepared by a reputable third party structural engineer, who has been pre-approved by Landlord, stating that a section of the Building structure (but not the interior improvements, roof membrane or glazing) (the “Building Structure”) requires repair or replacement and the cost related thereto (the “Structural Work”), and such Structural Work is not necessitated due to (i) the weight of Tenant’s equipment and/or alterations to the Building, or (ii) any code requirements related to Tenant’s improvements, modifications and/or Alterations to the Premises, or (iii) damage or destruction resulting from an insured peril (in which event the provisions of Paragraph 24 (Destruction) shall apply), or (iv) damage to the extent caused by the Tenant Parties, or (v) Tenant improvements and/or Alterations, or (vi) Tenant’s failure to maintain the Building Structure in good condition pursuant to the terms of the Lease, or (vii) Tenant’s particular use of the Building (as opposed to general office and general R&D use) (items (i) through (vii) are collectively referred to as “Tenant’s Structural Obligations”), Landlord shall have such Structural Work completed, however, Landlord (a) may challenge, in good faith, the necessity of such Structural Work and/or (b) after reasonably determining that Landlord is responsible to complete the Structural Work and that said Structural Work is required, Landlord will reasonably determine the proper scope of Structural Work to be performed and select and employ the licensed contractor to perform such Structural Work. Notwithstanding anything to the contrary herein, the Structural Work is limited to the following items: (i) the structural components of the Building foundations, columns, footings, load-bearing walls, and sub-flooring (excluding the roof membrane); and (ii) the non-glass, structural elements of the curtain wall systems (excluding mullions) of the Building, if any. [***]

The following procedure shall be followed regarding said repairs and/or replacement of the Building Structure referenced above.

(l)

Tenant, at its sole cost and expense, shall provide Landlord with a report prepared by a qualified third party licensed structural engineer stating the reason for the Structural Work as well as the cost of the same before proceeding with any said repair and/or replacement. If Landlord does not agree that the Structural Work is necessary, Landlord, at its sole cost and expense, shall select a qualified third party licensed structural engineer to determine if the Structural Work is necessary. If the structural engineer selected by Landlord agrees that the Structural Work is required and is not due to Tenant’s Structural Obligations, then the parties shall promptly proceed with the Structural Work as provided below. If the structural engineer selected by Landlord does not agree that the Structural Work is necessary or is necessary due to Tenant’s Structural Obligations, then Landlord and Tenant shall, within ten (10) days of Tenant’s request, select an independent qualified licensed third-party structural engineer which has not performed work for either Landlord or Tenant within five (5) years of the date of the request to determine if the Structural Work is necessary and the cause for the need of the Structural Work. The determination of the independent

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structural engineer so selected shall be binding on the parties. If the structural engineer so selected determines that the Structural Work is necessary and was not due to Tenant’s Structural Obligations subject to the terms herein, the parties shall promptly proceed with the replacement as set forth in this Paragraph 9.D.

(2)	Landlord shall have the right to perform such Structural Work for which Landlord is responsible or require that the Tenant perform the same.

(3)

If Tenant performs the Structural Work for which Landlord is responsible Landlord shall reimburse Tenant for the replacement [***] within thirty (30) days after Landlord’s receipt of Tenant’s demand accompanied by the underlying invoices and full lien release from the respective structural engineer. Landlord’s obligation to pay shall survive the expiration or earlier termination of this Lease.

(4)

If Landlord performs the Structural Work for which Tenant is responsible, Tenant shall reimburse Landlord for Tenant’s Cost of such repair and/or replacement within thirty (30) days after its receipt of Landlord’s written demand accompanied by the underlying invoices and full lien release from the respective contractor and (ii) Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and operations in the Premises in performing such Structural Work. [***]

(5)

Notwithstanding anything to the contrary herein, if the Structural Work is necessitated as a result of Tenant’s Structural Obligations, Tenant shall be responsible for completing the Structural Work at its sole cost and expense.

In the event of an emergency not caused by an insured peril and/or by Tenant Parties, Tenant shall immediately notify Landlord and Tenant may take steps and/or actions reasonably necessary, if any, to prevent further structural damage, including, without limitation, by bracing and/or shoring the structural area so affected and recover the reasonable costs thereof, net of Tenant’s Cost, from Landlord. Subject to the terms herein, Landlord shall reimburse Tenant for the reasonable costs, net of Tenant’s Cost, incurred and paid by Tenant to complete such work within thirty (30) days after receipt of Tenant’s written demand therefor, together with copies of the paid checks, invoices and final and unconditional lien releases from all general contractors, subcontractors and suppliers that have served twenty (20) day preliminary lien notices with respect to the particular work, evidencing the costs incurred and paid by Tenant (the “Required Documents”).

Tenant hereby waives all rights under, and benefits of ordinance now subsection I of Section 1932 and Sections 1941 and 1942 of California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

10. UTILITIES.

A. In General. Effective on the Lease Commencement Date and throughout the Lease Term, Tenant shall be responsible for selecting (in its sole and absolute discretion), furnishing and paying, directly to the service provider, for all utilities servicing the Premises. Prior to or on the actual Lease Commencement Date, Landlord shall notify utility companies servicing the Premises and request that Landlord’s accounts be closed as of the Lease Commencement Date (“Account Closure Date”), and Landlord concurrently shall notify Tenant of the Account Closure Date. Tenant shall be responsible for contacting the service provider and having all utilities servicing the Building and Premises transferred into Tenant’s name prior to the Account

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Closure Date in order to avoid the utilities to the Building and Premises being terminated. Tenant understands and acknowledges that Landlord shall not be liable to Tenant if the utilities to the Building and/or Premises are disconnected and/or terminated for any reason whatsoever, except in the event of a Landlord Parties’ intentional act to disrupt the source of utilities for Tenant’s use, in which event, Tenant shall have the right to abate Rent on the portion of the Building that is unusable until the utilities arc restored if Tenant reasonably determines that the interruption in utilities has substantially interfered with Tenant’s use of the Premises and Tenant’s conduct of business for more than ten (10) consecutive business days.

Upon the Lease Commencement Date, Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex, fiber and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Building and/or Premises during the Lease Term, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

B. Interruption of Use. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by (i) Tenant Parties’ activities, (ii) Tenant’s failure (a) to transfer said utilities into its name and/or (b) to pay the respective utility bills by the respective due dates, (iii) accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or (iv) any other cause, similar or dissimilar which are beyond the reasonable control of Landlord and not caused by Landlord Parties during the Lease Term.

11. TAXES.

A. Real Property Taxes. As Additional Rent and in accordance with Paragraph 4.D (Rent: Additional Rent) of this Lease, Tenant shall pay to Landlord, monthly in advance or as they become due pursuant to statements submitted by Landlord, Tenant’s proportionate share, or other equitable basis, as calculated by Landlord, of all Real Property Taxes relating to the Premises accruing with respect to the Premises commencing on the Lease Commencement Date and throughout the Lease Term and the extended Lease Term (if any). The term “Real Property Taxes” shall also include supplemental taxes related to the period of Tenant’s Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired. Landlord may require Tenant to pay to Landlord said taxes, (i) monthly in advance or (ii) as they become due, pursuant to statements submitted to Tenant by Landlord. Landlord may choose to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessments bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or non responsibility for payment of penalties for nonpayment or late payment by Tenant. In any event, it shall be Tenant’s responsibility to obtain directly from the Tax Assessor all supplemental tax notices and related supplemental tax bills related to alterations and/or improvements to the Building and process the same in a timely manner as required by the Tax Assessor. Landlord will use commercially reasonable efforts to provide Tenant copies of any supplemental notices and/or tax bills Landlord actually receives; however, any failure of Landlord to provide any such supplemental notices and/or tax bills shall not be considered a default by Landlord under the Lease, and Landlord shall not be liable in such event for the payment of late penalties and/or Tenant’s loss of right to appeal any such supplemental assessments. The term “Real Property Taxes,” as used herein, shall mean (x) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed

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against, or with respect to the value, occupancy or use of, all or any portion of the Parcel (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) that accrue and/or occur during the Lease Term or Landlord’s interest therein; any improvements located within the Parcel (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Parcel; or parking areas, public utilities, or energy within the Parcel; (y) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Parcel and (z) all reasonable costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. Notwithstanding anything to the contrary herein, [***]. Each party shall coordinate their appeal with the other. If at any time during the Lease Term the taxation or assessment of the Parcel and/or improvements thereon prevailing as of the Lease Commencement Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment and/or creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (1) on the value, use or occupancy of the Parcel or Landlord’s interest therein or (2) on or measured by the gross receipts, income or rentals from the Parcel, on Landlord’s business of leasing the Parcel, or computed in any manner with respect to the operation of the Parcel, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Parcel, then only that part of such Real Property Tax that is equitably allocable to the Parcel shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding anything to the contrary in the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B. Taxes on Tenant’s Property.

Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises, If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall within thirty (30) days after written demand and invoice setting forth the amount of such taxes paid by Landlord, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, but at no expense to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant provided Tenant paid the taxes subject to refund.

12. INTENTIONALLY OMITTED.

13. LIABILITY INSURANCE. Tenant, at Tenant’s expense, agrees to keep in force during the Lease Term a policy of commercial general liability insurance with combined single limit coverage of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises or the Parcel, including, but not limited to, parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies

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effecting such insurance shall name Landlord, Richard T. Peery, as Trustee of the Richard T. Peery Separate Property Trust dated July 20, 1977, as amended; the Richard T. Peery Separate Property Trust; Richard T. Peery as an individual; John Arrillaga, as Trustee under the John Arrillaga Survivor’s Trust dated July 20, 1977, as amended; the John Arrillaga Survivor’s Trust; John Arrillaga, as an individual; and any beneficiaries, trustees and successor trustees, other partners or co-venturers of Landlord or said trusts as additional insureds (collectively “Landlord Entities”), and shall insure any liability of the Landlord Entities, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord except for a cancellation related to Tenant’s failure to timely pay the premium due. In the event Tenant’s insurance company fails to give such notice to Landlord, Tenant is obligated to do so. Tenant’s insurance shall be primary as respects to the Landlord Entities, or if excess, shall stand in an unbroken chain of coverage. In either event, any other insurance maintained by the Landlord Entities shall be in excess of Tenant’s insurance and shall not be called upon to contribute with any insurance required to be provided by Tenant. The required insurance shall be reflected on a certificate of insurance of said policy, which certificate shall be delivered to Landlord concurrently with Tenant’s return of this executed Lease to Landlord. If, during the Lease Term, in the reasonable considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.

14. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance in “Special Form” with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures (and leasehold improvements paid for by Tenant) within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all applicable laws.

15. PROPERTY INSURANCE. Throughout the Lease Term, Landlord shall purchase and keep in force, and Tenant shall pay to Landlord (or Landlord’s agent if so directed by Landlord), as Additional Rent and in accordance with Paragraph 4.D (Rent: Additional Rent) of this Lease, Tenant’s proportionate share (allocated to the Premises by square footage or other equitable basis, as reasonably calculated and determined by Landlord) of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to the Building and Parcel (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant Parties are responsible in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” “special form” insurance [***], if available, plus a policy of Rent income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus twelve (12) months Additional Rent. In addition, if such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to also pay to Landlord the full cost of such increase within thirty (30) days of receipt of the related invoice. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Building and/or Parcel. Insurance premiums for the full insurance year are due from Tenant within thirty (30) days of receipt of invoice from Landlord and/or its agent and insurance deductibles are payable to Landlord within thirty (30) days of receipt of invoice from Landlord. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

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In addition and notwithstanding anything to the contrary in this Paragraph 15, each party to this Lease hereby waives all rights of recovery against the other party or its officers, employees, agents and representatives for loss or damage to its property or the property of others under its control, arising from any cause insured against under the fire and extended “special form” property coverage (excluding, however, any loss resulting from Hazardous Material contamination of the Property) required to be maintained by the terms of this Lease to the extent full reimbursement of the loss/claim is received by the insured party. Each party required to carry property insurance hereunder shall cause the policy evidencing such insurance to include a provision permitting such release of liability (“waiver of subrogation endorsement”); provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. In the event the waivers arc issued to the parties and arc not valid under current policies and/or subsequent insurance policies, the non-complying party will provide, to the other party, thirty (30) days’ advance notification of the cancellation of the subrogation waiver, in which case neither party will provide such subrogation waiver thereafter and this Paragraph. will be null and void. Notwithstanding anything to the contrary herein, the foregoing waiver of subrogation shall not include any loss resulting from Hazardous Material contamination of the Property or any insurance coverage relating thereto.

16. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Parcel by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Parcel but excluding, however, the willful misconduct or gross negligence of Landlord, its successors and assigns, and their respective agents, servants. employees, invitees or contractors (all such parties, including Landlord, are hereinafter referred to individually and/or collectively as ‘“Landlord Parties” or “Landlord Party”) employed by Landlord to do work at the Premises during the Lease Term. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the gross negligence of Landlord or any Landlord Party, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees and court costs related thereto, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property that occurred in, on or about the Premises, or any part thereof, that was not caused by the Landlord Parties during the Lease: Term. Notwithstanding anything to the contrary herein, Landlord’s indemnity and hold harmless provisions as provided herein specifically excludes Landlord’s obligations under Paragraph 42.F (Hazardous Materials). Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the gross negligence of Tenant or any Tenant Party, Landlord shall indemnify and hold Tenant harmless from and defend Tenant against any and all third party expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, caused by the willful misconduct or the gross negligence of Landlord Parties that accrue and/or occur during the Lease Term. The provisions of this Paragraph 16 shall survive the expiration or termination of this Lease.

17. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect governing use or occupancy of the Premises including compliance required by the governing agency(ies) due to any improvements to the Building and/or Premises made by and/or for Tenant; except to the extent such

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compliance is inconsistent with Tenant’s permitted uses hereunder, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, within thirty (30) days following written notification, commences to remedy or rectify said failure. A final, non-applicable judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Except to the extent such compliance is inconsistent with Tenant’s permitted uses hereunder, Tenant shall, at its sole cost and expense, comply in all aspects with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises. The provisions of this Paragraph 17 shall survive the expiration or termination of this Lease.

18. LIENS. Tenant shall not suffer or permit any mechanic’s, laborer’s or materialman’s lien to be filed against the Property, or any part thereof, by reason of work, labor services or materials supplied or claimed to have been supplied to or at the request of Tenant and/or on behalf of Tenant and/or for any reason whatsoever; and if any such lien shall at any time be filed, Tenant, within thirty (30) days after receiving written notice of the filing thereof, shall cause it to be discharged of record. This obligation shall survive the expiration or any termination of this Lease. In the event that Tenant shall not, within thirty (30) days following notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper. including payment of the claim giving rise to such lien. All sums reasonably paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the higher of the (i) prime rate of interest as quoted by the Bank of America or (ii) Landlord’s borrowing rate (the “Interest Rate”).

19. ASSIGNMENT AND SUBLETTING.

A. Requirements. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the; Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. Notwithstanding the above, in the event Tenant enters into a merger and/or acquisition agreement whereby fifty percent (50%) or more of Tenant’s stock and/or assets are transferred to a third party entity, not including any offering of Tenant’s stock on any nationally recognized public stock market and any subsequent purchases and sales of such stock thereon (“Change in Control”), said Change in Control will require Landlord’s consent pursuant to the terms of this Paragraph 19.A but subject to Paragraph 19.E (Assignment and Subletting: Permitted Transfers), and Landlord may, at Landlord’s option. require that said acquiring entity also be named as a Tenant under this Lease; however, a sale of Tenant’s capital stock through any public or over-the-counter exchange shall not be deemed an assignment or a Change in Control Tenant shall not sublet the Premises, or any part thereof, to more than two subtenants at any one point in time without Landlord’s prior written consent, which consent may be withheld at Landlord’s sole and absolute discretion. Tenant’s failure to obtain Landlord’s prior written consent before entering into any such assignment, transfer and/or subletting shall be considered a default under this Lease and Landlord shall retain all of its rights under the Lease, including the right to elect, at Landlord’s sole and absolute discretion, to terminate either the Lease and/or the related sublease. As a condition for granting its consent to any assignment, transfer or subletting, unless otherwise approved by Landlord in its reasonable discretion, in writing, Landlord shall require: (i) the sublease be a triple net sublease and that the basic rent due under any such sublease be no less than the then current market basic rent for subleases with annual increases at the then prevailing market rent for subleases; (ii) the sublease shall require that the

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security deposit due under the sublease be in the form of a letter of credit drawn upon an institutional lender acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord, with the letter of credit being assignable to Landlord, at no cost to Landlord, upon notice to said financial institution of a default by Tenant under the Lease; (iii) the sublease shall not provide for subtenant to have an option to extend the term of the sublease beyond the Lease Termination Date or an option to expand the sublet space; and (iv) the Tenant shall pay to Landlord, monthly throughout the term of any approved sublease, fifty percent (50%) (or one hundred percent (100%) during the Basic Rent Abatement Period) of all rents and/or additional consideration due Tenant from the assignees, transferees, or subtenants in excess of the Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space (“Excess Rent”) (with said Excess Rent subject to the terms of Paragraph 4.C (Rent: Late Charge) and Paragraph 22 (Bankruptcy and Default); provided, however, that before payment to Landlord of such Excess Rent, Tenant shall first be entitled to recover from such Excess Rent the amount of the reasonable leasing commission related to said transaction paid by Tenant to a third party broker not affiliated with Tenant and the costs of the tenant improvements specifically made for said subtenant. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the Lease Term hereof. Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord’s approval, all in accordance with the terms, covenants, and conditions of this Paragraph 19. Tenant shall provide Landlord with (a) a copy of the assignment and/or other transfer agreement and a copy of the certification of the change in corporate identity from the Secretary of State in the case of an assignment, or (b) a copy of the sublease in the case of a sublease for Landlord’s review, and upon Landlord’s approval of Tenant’s request to sublease and/or assign, Tenant and the assignee, transferee or subtenant shall execute Landlord’s standard written consent. If Tenant intends to sublet the entire Building and Landlord shall have the right to terminate this Lease, in such event this Lease shall be terminated on the date specified in Landlord’s notice of its election to so terminate the Lease; however, if Tenant does not have an uncured default at the time of its request to sublease and/or before the commencement date of said sublease, Landlord agrees that Tenant may sublease up to one hundred percent (100%) of three (3) of the Facebook Leases buildings for a total sublease term of three (3) years for each such sublease, and in such event, [***]. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Building, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. [***] A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent. Landlord shall require Tenant to pay all Landlord expenses in connection with any and all subleases and/or assignments and/or any amendments related thereto, including, but not limited to, Landlord’s costs, fees and expenses for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any). Landlord shall require Tenant’s subtenant, assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. For all such consents required in this Paragraph 19.A, Tenant shall pay to Landlord, the Landlord’s Consent Fees as defined in Paragraph 8.G (Alterations and Additions: Processing and Administration Fees for Consent Documentation). Notwithstanding anything to the contrary herein, under no event will Landlord consent to an assignment or transfer of less than one hundred percent (100%) of the Leased Premises.

B. Ground to Refuse Proposed Transfer. Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment,

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sublease or other transfer (“Proposed Transfer”) if the Building or any portion of the Parcel would become subject to additional or different government requirements and/or regulations as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises. However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) the subtenant or (ii) the assignee, in form and substance satisfactory to Landlord and to Landlord’s counsel, from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises.

C. [***]

D. State of Incorporation Change; Name Change. Notwithstanding anything to the contrary above, Tenant’s re-incorporation in another jurisdiction and/or the act of Tenant changing Tenant’s legal name shall not be considered an assignment; however, (i) Tenant shall provide Landlord with notice of such change in Tenant’s name and/or state of incorporation, which notice shall include a copy of the certification from the Secretary of State and (ii) Tenant and Landlord shall execute Landlord’s standard acknowledgement for any such change in Tenant’s name and/or state of incorporation.

E. Permitted Transfers. In addition to and notwithstanding anything to the contrary in Paragraph 19.A (Assignment and Subletting: Requirements) above, and provided Tenant is not in default of this Lease beyond the applicable cure period, Landlord hereby agrees that: (1) Landlord shall consent to Tenant’s assigning or subletting said Lease to: (i) any parent or subsidiary corporation, or corporation with which Tenant merges or consolidates provided said entity’s use of the Premises is the same as Tenant’s use and that (a) said affiliate or successor owns all or substantially all of the assets of Tenant and becomes jointly and severally liable with Tenant for the Lease Term from the Lease Commencement Date through the Lease Termination Date (or the extended Lease Termination Date if said date is extended), (b) [blacked out] (collectively Permitted Transfers), and (c) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; or (ii) any third party or entity to whom Tenant, as an ongoing concern, sells all or substantially all of its assets; provided that (a) said affiliate or successor owns all or substantially all of the assets of Tenant, (b) the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant (x) at the time of Lease execution or (y) at the time of such merger, consolidation or acquisition, whichever is greater ((i) and (ii) above collectively referred to as “Permitted Transfers”), and (c) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; and (2) subject to Tenant complying with the terms and conditions referenced herein, Landlord shall waive its right to terminate the Lease due to a Permitted Transfer.

In the event Tenant transfers fifty percent (50%) or more of Tenant’s stock to a third party entity and such transfer does not include the sale of Tenant’s assets and assumptions of Tenant’s liabilities, said transfer of stock shall not require Landlord’s approval provided that (a) the net worth of Tenant following such stock transfer is equal to or greater than the net worth of Tenant (x) at the time of Lease execution or Lease Commencement Date or (y) immediately before the stock transfer, whichever is greater ((x) or (y)), and any such transfer does not leave the Tenant as a shell organization and (b) Tenant provides Landlord written notice at least thirty (30) days prior to the effective date of the proposed stock transfer (unless such thirty (30) day notice would be in violation of applicable law, in which case, said notice will be given immediately following the expiration date of any such legal restriction).

F. Landlord Consent. No such assignment, merger (including a triangular merger) (collectively “Mergers” and/or “Merger Entity”) or subletting or sale of stock and/or Permitted Transfer will release the Tenant from its liability and responsibility under this Lease and any assignment and/or Mergers will

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result in the Tenant and said assignee and/or Merger Entity being jointly and severally liable for the terms and condition in this Lease. Notwithstanding anything to the contrary in this Paragraph 19, Tenant shall be required to (a) give Landlord written notice prior to such assignment, merger (including a triangular merger), subletting, sale of stock to any party as described in Paragraph 19.E (Assignment and Subletting: Permitted Transfers), (b) execute Landlord’s consent document prepared by Landlord reflecting the assignment, Merger or subletting or Permitted Transfer and (c) pay Landlord’s costs for processing said consent prior to the effective date of said Permitted Transfer, Merger, assignment or sublease. Nothing herein shall be deemed to permit (i) any assignee and/or Permitted Transferee to further assign this Lease or sublet all or any portion of the Premises or (ii) any subtenant to assign its interest in the sublease to any other party without Landlord’s prior written consent. For all such consents required in this Paragraph 19.F, Tenant shall pay to Landlord, the Landlord’s Consent Fees as defined in Paragraph 8.G (Alterations and Additions: Processing and Administration Fees for Consent Documentation).

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21. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times after at least forty-eight (48) business hours’ notice (except in emergencies) have the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s) (if any); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of non-responsibility; and to alter, improve or repair the Premises or other parts of the Building, all without abatement of Rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical and Landlord shall comply with Tenant’s reasonable security measures. Tenant may, as a condition of such entry, further require that any visitors or entrants to the Premises be accompanied by a Tenant representative and sign a commercially reasonable nondisclosure agreement. Further, Tenant may by written notice to Landlord, designate one or more “secure areas” where Landlord and such permitted entrants may not enter under any circumstances. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises, but Landlord may not enter the secure areas; however, the related emergency agencies’ personnel may enter said areas if needed to address the emergency. Any entry to the Premises by Landlord for the purposes provided for herein shall be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

22. BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after the court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

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Nothing contained in this Paragraph shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default under this Lease by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) clays from the date of written notice (“Written Notice”) from Landlord within which to cure any default in the payment of Rent or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of Written Notice from Landlord within which to cure any other non-monetary default under this Lease; provided, however, that with respect to non-monetary defaults not involving Tenant’s failure to pay Rent, Tenant shall not be in default if (i) more than thirty (30) days is required to cure such non-monetary default and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving Written Notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The rights and remedies provided for by California Civil Code Section 1951.2 including, but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the Rent loss that could be reasonably avoided from the balance of the Lease Term after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto. As part of such damages, Landlord shall have the right to recover that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Lease Term.

(b) The rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation. efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d) To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to

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applicable California law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such Rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than Rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the Rent hereunder for the period of such subletting (to the extent such period does not exceed the Lease Term hereof) exceeds the amount to be paid as Rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same becomes due hereunder. If Tenant has been credited with any Rent to be received by such subletting under option (i) and such Rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph (d) above.

23. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Lease Term and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Notwithstanding the above, Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Rent, (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, (iv) the utilities and heating and ventilation systems are operated and maintained to the extent necessary to prevent damage to the Premises or its systems and (v) Tenant complies with all other provisions of the Lease.

24. DESTRUCTION. In the event the Building is destroyed in whole or in part from any cause, Landlord may, at its option:

(a) Rebuild or restore the Building to the condition prior to the damage or destruction, or (b) Terminate this Lease if either (i) the Building is damaged to the extent of thirty-three and one third percent (33 1/3%) or more of the replacement cost, exclusive of footings, foundations and floor slabs or (ii) in the event of an uninsured event or if insurance proceeds arc insufficient to cover one hundred percent (100%) of the rebuilding costs net of the deductible (“Shortfall”). However, in such event of Landlord’s election to terminate for a Shortfall, Tenant shall have the right to elect to pay to Landlord the Shortfall I provided it provides Landlord with written notification of its commitment to do so within ten (10) business days of receipt of Landlord’s notice to terminate the lease as provided in this section (ii) and pays the Shortfall by delivering to Landlord within thirty (30) days of receipt of Landlord’s invoice for said Shortfall either (x) payment in the

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amount of said Shortfall or (y) a stand-by-letter of credit in the amount of said Shortfall (if (x) is selected, the terms of the letter of credit must meet the Letter of Credit Requirements referenced in Paragraph 8.D (Alterations and Additions: Requirements as to Alterations).

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Building of its election to either rebuild and restore the damaged areas, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore the damaged areas, in which event Landlord agrees, at its expense net of the insurance proceeds, and the deductible, which is the responsibility of the Tenant, promptly to rebuild or restore the Building to its condition prior to the damage or destruction. Tenant shall be entitled to a reduction in Rent from the date of such damage or destruction, provided Tenant is not using any portion of such damaged area, while such repair is being made, in the proportion that the area of the Building rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed one hundred eighty (180) days or if Landlord does not complete the rebuilding or restoration within two hundred ten (210) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant Parties or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord) (the “Allowed Restoration Period”), then, provided the Premises is damaged to the extent of 33 1/3% or more of the replacement cost (exclusive of footings, foundations and floor slabs) and provided the damage or destruction does not result from routine maintenance and repairs or damage or destruction caused by any of the Tenant Parties or by vandalism and/or accidents for which Tenant is responsible, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within five (5) days following the date Tenant receives Landlord’s written notice stating that the restoration will exceed the Allowed Restoration Period. Regardless of whether Landlord and/or Tenant elects to terminate this Lease early as provided herein, Tenant shall remain liable for the insurance deductible as it relates to the Premises. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the Building and improvements and shall not include (i) restoration of Tenant’s trade fixtures, equipment, merchandise, or (ii) any of the improvements, alterations or additions made by Tenant to the Building (that are not covered by the Property Insurance), which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not canceled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provision of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

Notwithstanding anything to the contrary herein, (i) provided Tenant is leasing and occupying one hundred percent (100%) of all the Facebook Leases and Tenant does not have an uncured Event of Default as of the date of damage to the Premises and provided the Tenant Parties are not responsible in whole or in party for said destruction, Landlord may not terminate this Lease during the first six (6) years of the Lease Term as provided above, if the Building is damaged to the extent of thirty-three and one third percent (33 l/3%) or more of the replacement cost, exclusive of footings, foundations and floor slabs; however, Landlord may terminate this Lease in the event of (i) an uninsured event or (ii) if insurance proceeds are insufficient to cover one hundred percent (100%) of the rebuilding costs net of the deductible (subject to Tenant’s right to pay the Shortfall as provided in Paragraph 24(b) above).

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In the event the Building is destroyed and said destruction interferes with the delivery of the Premises to Tenant, the following shall apply:

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If the destruction of the Building occurs prior to the Lease Commencement Date of July 1, 2018, the provisions of Paragraph 3 (Possession) shall apply and Tenant shall have the right to rescind the Lease if Landlord cannot deliver the Premises to Tenant within ninety (90) days (subject to the terms of said Paragraph 3) of the Lease Commencement Date.

Without regard to whether this Lease is terminated pursuant to the foregoing, Tenant shall pay to Landlord the deductibles from any casualty policy Landlord carries pursuant to Paragraph 15 (Property Insurance) within thirty (30) days following Landlord’s written demand therefore.

25. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and if such condemnation results in a material and adverse impact on the use of the Premises, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, current market value of the Premises or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance (“Landlord Award”), and Tenant shall have no claim against Landlord or otherwise or the condemning authority for the value of any unexpired Lease Term. Notwithstanding the foregoing sentence, any compensation specifically awarded Tenant for loss of business, Tenant’s Property, moving costs or loss of goodwill, shall be and remain the property of Tenant provided Tenant’s claim does not reduce the Landlord Award.

If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any part thereof, then Landlord shall have the right (provided such condemnation results in a material and adverse impact on the use of the Premises) to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to the Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice by Tenant is given, upon payment by Tenant of the Rent to the date of termination of the Lease.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the portion of the Building not so taken or conveyed bears to the total area of the Building prior to such taking.

26. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions herein contained in favor of Tenant provided that the transferee has agreed in writing to be bound by all such terms, covenants or conditions in this Lease, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Parcel and this Lease for any

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obligations of Landlord first accruing after the date of such transfer, unless the successor in interest has also agreed in writing to assume any prior obligations of Landlord, in which event Tenant shall look to the successor in interest for any obligations of Landlord that may have accrued prior to as well as after said sale or conveyance by Landlord. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

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29. CERTIFICATE OF ESTOPPEL. Tenant shall at any time within fifteen (15) days of receipt of prior written notice from Landlord execute, acknowledge and deliver to Landlord a factually accurate estoppel statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying to its actual knowledge that this Lease, as so modified, is in full force and effect) and the date to which the Basic Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. In the event Tenant fails to return to Landlord said Estoppel Certificate within said fifteen (15) day period, Landlord shall issue a second written notice to Tenant and Tenant shall have five (5) days thereafter in which to return the Estoppel Certificate to Landlord, and Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s Basic Rent has been paid in advance.

30. POTENTIAL LANDLORD MODIFICATIONS TO PARCEL AND BUILDING.

A. Construction Changes. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein may be subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of any of Landlord’s construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

B. Parcel and/or Building Modifications. It is understood that Landlord has the right, but not the obligation, to reasonably install additional underground conduits and irrigation pipes, and gas and electrical lines (collectively “Lines”) and/or to relocate any such existing Lines on the Parcel and in the Building that may serve the Premises and/or other parcels, or buildings located in the Project, provided the installation of such Lines does not unreasonably interfere with Tenant’s current or future use of the Premises. Tenant shall not incur any cost related thereto unless any such Lines also serve the Premises in which case Tenant shall pay its Proportionate Share of said cost which shall be paid by Tenant as an Additional Rent expense item. Landlord shall also have the right, at no cost or expense to Tenant, to reasonably reconfigure the Parcel, and its ingress and egress areas, provided such reconfiguration does not unreasonably interfere with Tenant’s current or future use of the Premises, including, but not limited to, Tenant’s parking rights.

31. RIGHT OF LANDLORD TO PERFORM. Except as otherwise expressly set forth in this Lease, all terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. If Tenant shall fail to pay any sum of money, or other Rent, required to be paid by it hereunder and such failure shall continue for ten (10) days after Written Notice thereof by Landlord or shall fail to perform any other term or

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covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after Written Notice thereof by Landlord (or such longer grace period as provided under Paragraph 22 (Bankruptcy and Default)), Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all reasonable costs of such performance by Landlord together with interest thereon at the Interest Rate (as defined in Paragraph 18 (Liens) above) from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord within thirty (30) days after written demand (including an invoice therefor) by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of Rent hereunder.

32. ATTORNEYS’ FEES.

A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its out of pocket costs and expenses incurred in such suit, including reasonable attorneys’ fees.

C. Any deposition of Landlord and/or its agents, whether initiated by Landlord or Tenant, shall be administered and taken at Landlord’s place of business.

33. WAIVER. The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the Term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

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35. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

36. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than (30) days (except (i) for Force Majeure Delays as referenced herein and (ii) as referenced in Paragraph 24 (Destruction) or elsewhere in the Lease) after Landlord’s receipt of written notice from Tenant and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period, as may be extended pursuant to the terms of the Lease, and thereafter diligently prosecutes the same to completion.

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37. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord either (i) a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the specific execution of this Lease by the individual executing this Lease or (ii) a certification by the Secretary or the Assistant Secretary of the corporation which certification certifies by said party on behalf of the corporation, that the person executing this Lease is authorized to sign the Lease on behalf of the corporation (i.e., on behalf of Facebook, Inc., a Delaware corporation). In lieu of said corporate resolution or the above described certificate, Tenant may provide Landlord with outside legal opinion stating that the party executing this Lease on behalf of Tenant is authorized to do so by the Board of Directors.

38. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;

(b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(e) no judgment will be taken against any partner of Landlord;

(f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(g) no writ of execution will ever be levied against the assets of any partner of Landlord;

(h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

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39. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building or any exterior windows of the Building without the written consent of Landlord (which consent shall not be unreasonably withheld). Landlord shall have the right to remove any non-approved sign, placard, picture, advertisement, name or notice without notice to Tenant and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall both remove all Tenant signs and repair all damage in such a manner as to restore all aspects of the appearance of the Premises and the monument signs to the condition prior to the placement of said signs.

All approved signs and/or lettering on sign monuments shall be printed, painted, affixed or inscribed at the sole cost and expense of Tenant by a licensed contractor

Notwithstanding anything to the contrary in this Paragraph 39 and subject to (i) Tenant complying with the Design Guidelines of the Ardenwood Corporate Commons, a copy of which has been provided to Tenant and obtaining the required permits from the City of Fremont and (ii) Landlord’s approval of Tenant’s signage, Tenant shall be entitled to install, at Tenant’s sole cost and expense, Tenant’s name on (a) one hundred percent (100%) of the existing monument sign for the Building (the exact placement to be approved by Landlord) and (b) on the exterior glass adjacent to the entrance to the main lobby of the Building (the exact placement and size of Tenant’s sign is to be approved by Landlord), with the understanding that Tenant shall be liable for repairing any damage to said monument and door resulting from the installation and/or removal of said signs upon Lease termination.

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40. CONSENT. Except when the express terms in this Lease provide otherwise, whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

41. AUTHORITY TO EXECUTE. Each person executing this Lease hereby warrants and represents that the individual signing on behalf of such party is properly authorized to execute this Lease and bind such party on behalf of whom each individual executes this Lease and to all of the terms, covenants and conditions of this Lease as they relate to the respective party hereto.

42. HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the Parcel (hereinafter collectively referred to as the “Property”):

A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

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B. Tenant shall obtain Landlord’s written consent, which may reasonably be withheld in Landlord’s discretion, prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below) (and Tenant shall first provide Landlord with a list of said materials used and specify the location in the Premises where said materials arc used and stored, the method of storage and disposal of the same, and a copy of the related permits); provided, however, that Landlord’s consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies, such as mild cleaners, lubricants and copier toner. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees. visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant’s Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant’s expense, and shall not result in any contamination of the Property or the environment. Tenant shall not discharge any Hazardous Materials in the plumbing, sewer and/or storm drains in the Premises and/or Parcel. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the Lease Term of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. In the event Tenant’s Hazardous Materials Activities includes radioactive materials, Tenant acknowledges and agrees that all such radioactive materials use shall cease in sufficient time prior to the Lease Termination Date to enable Tenant to obtain complete closure and complete decommissioning of the Premises by all applicable governing agencies (local and State) by no later than the Lease Termination Date. Tenant shall provide Landlord with copies of the written confirmation by the governing agencies that closure and decommission have been completed. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees that Tenant shall at Tenant’s cost and expense: (i) install such Hazardous Materials monitoring, storage and containment devices as required by applicable Environmental Law and/or the governing agencies (however, in no event shall Tenant discard any Hazardous Materials in the Building plumbing system and/or the Building sewer system) and (ii) deliver to Landlord by April 1, 2019 and on April 1 of each year thereafter during the Lease Term and any extended Lease Term thereof, a written report prepared by a licensed, qualified environmental consultant, reasonably acceptable to Landlord, which confirms that Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities at the Premises or if not in compliance, the corrective action required; said report shall include a list of the Hazardous Materials used, stored and/or disposed at the Premises and the location(s) within the Premises of such Hazardous Materials use, storage and/or disposal. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary to be in full compliance with applicable Environmental Laws and to fully correct any and all problems or deficiencies addressed in said report; and Tenant shall promptly provide Landlord with documentation of all such corrective action taken.

C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property during the Lease Term in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including, but not limited to, (y) properly restoring and repairing the Property to the extent damaged by such closure activities and Tenant’s Hazardous Materials Activities, and (z) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

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D. If Landlord, in its reasonable discretion, believes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord at its sole cost and expense and in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may upon ten (10) business days’ prior written notice enter upon the Property and conduct inspection, sampling and analysis, including, but not limited to, obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall (within thirty (30) days following Landlord’s presentation of written documentation of the expense to Tenant) reimburse Landlord for the reasonable out-of-pocket costs of such an investigation, including, but not limited to, reasonable attorneys’ fees and court costs Landlord incurs with respect to such investigation, but only to the extent such investigation concludes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities. Notwithstanding the above, Landlord may, at its option and in its sole and absolute discretion, choose to perform remediation and obtain reimbursement for cleanup costs as set forth herein from Tenant. Any cleanup costs reasonably incurred by Landlord as the result of Tenant’s Hazardous Materials Activities and/or Tenant’s closure activities shall be reimbursed by Tenant within thirty (30) days of presentation of written documentation of the expense to Tenant by Landlord. Such reimbursable costs shall include, but not be limited to, any reasonable consultants’ and attorneys’ fees incurred by Landlord. Tenant shall take all actions necessary to preserve any claims it has against third parties, including, but not limited to, its insurers, for claims related to its operation, management of Hazardous Materials or contamination of the Property. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which consent shall not be unreasonably withheld. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including, but not limited to, third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including, but not limited to, reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities and/or (ii) any Hazardous Materials contamination caused by Tenant; and/or (iii) the breach of any obligation of Tenant under this Paragraph 42 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include, but is not limited to, the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

F. [***]

G. [***]

It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 42.

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43. [***]

44. ASSOCIATION DUES. The Premises is part of the Ardenwood Technology Park Property Owners’ Association (the “Association”) and is subject to Association dues to fund the cost of the Association’s obligations and expenses as authorized under the By-Laws of said Association (“Association Dues”). As of the date of this Lease, Tenant’s current proportionate share of the Association Dues is currently estimated at SIXTY-FIVE AND 50/100 DOLLARS ($65.50) per month and is calculated based upon the Parcel size of 4.88 ± acres as a percent of the total acres included in the Association and is further subject to adjustment as provided for by said Association. Said Association Dues are payable by Tenant to Landlord as Additional Rent on a monthly basis throughout the Lease Term. Tenant understands that it will not be a direct member of the Association.

45. [***]

46. MISCELLANEOUS AND GENERAL PROVISIONS.

A. Use of Building Name. Tenant shall not, without the written consent of Landlord, which consent will not be unreasonably withheld, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises without the prior written consent of Landlord. The foregoing will not be deemed to prohibit the use of photos taken in or about the Premises in Tenant’s annual report, or require Landlord’s consent for such use.

B. Premises Address. It is understood that (i) the current address for the Premises is shown on page 1 of this Lease, and that (ii) the address for the Premises is subject to change at any time by the City in which the Premises are located (the “City”). In the event the address assigned to the Premises is changed by the City, this Lease shall thereafter be amended to reflect the assigned address for the Premises leased hereunder and Landlord shall not be liable to Tenant for any costs or expenses incurred by Tenant as a result of said address change.

C. Choice of Law/Venue. This Lease shall in all respects be governed by and construed in accordance with the laws of the County of Alameda in the State of California and each party specifically stipulates to venue in Alameda County.

D. Definition of Terms. The term “Premises” includes the Parcel and the improvements thereon; the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The Paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provisions hereof.

E. Time Of Essence. Time is of the essence of this Lease and of each and all of its provisions.

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F. [***]

G. [***]

H. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

I. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

J. Amendments for Financing. Tenant further agrees to execute any commercially reasonable amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially adversely impacted.

K. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

L. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

M. Performance Under Protest. In the event that a dispute shall arise as to any obligation of Landlord or Tenant under this Lease, such party shall have the right to perform “under protest.” Such performance shall not be regarded as voluntary and there shall survive the right on the part of the performing party to contest such obligation.

N. [***]

O. Severability. If any clause, sentence or other portions of this Lease shall become illegal, null or void for any reason, or shall be held by any court of competent jurisdiction to be so, the remaining portions thereof shall remain in full force and effect.

P. [***]

Q. [***]

R. [***]

S. Trademarks. Except for any Building signage approved by Tenant, Landlord acknowledges and agrees that Landlord and its agents shall not use any of Tenant’s trademarks or service marks without Tenant’s prior written consent, which may be granted or withheld in Tenant’s sole and absolute discretion.

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T. Cooperation. Landlord agrees at no cost and/or expense to Landlord to reasonably cooperate with Tenant in conjunction with Tenant in Tenant obtaining permits or filings with government authorities having jurisdiction over any of Tenant Improvements or the Leased Premises, including, without limitation, Tenant’s filing for any California state sales tax exemption in connection with the design, construction and/or use of the Premises. Notwithstanding anything to the contrary herein, Landlord shall not be the party under any such permits and/or filings.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		FACEBOOK, INC. a Delaware corporation

By:	/s/ John Arrillaga	By:	/s/ John Tenanes
	John Arrillaga, Trustee		John Tenanes, Vice President Global Facilities and Real Estate

RICHARD T. PEERY SEPARATE PROPERTY TRUST

By:	/s/ Richard T. Peery
Richard T. Peery, Trustee

Exhibit A

EXHIBIT B

Sublease Premises

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Exhibit B

EXHIBIT C

Confirmation of Commencement Date Certificate

This Acknowledgment of Commencement Date (“Acknowledgment”) is made this    day of    , 202 , between META PLATFORMS, INC., a Delaware corporation (“Sublandlord”) and CYMABAY THERAPEUTICS, INC., a Delaware corporation (“Subtenant”), and is attached to and made a part of the Sublease dated       (“Sublease”), by and between Sublandlord and Subtenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Sublease.

Sublandlord and Subtenant hereby acknowledge and agree, for all purposes of the Sublease, that the Commencement Date of the Sublease is       and the Expiration Date of the Sublease is May 31, 2032. In case of a conflict between the terms of the Sublease and the terms of this Acknowledgment, this Acknowledgment shall control for all purposes.

In witness whereof, Sublandlord and Subtenant have executed this Acknowledgment to be effective on the date first above written.

SUBLANDLORD: META PLATFORMS, INC., a Delaware corporation
By:
Name: Title:

SUBTENANT: CYMABAY THERAPEUTICS, INC., A Delaware corporation
By:
Name: Title:

Exhibit C

EXHIBIT D

Intentionally Omitted

Exhibit D

EXHIBIT E

Form of Letter of Credit

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Exhibit E